UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A
INFORMATION REQUIRED IN PROXY STATEMENT
SCHEDULE 14A INFORMATION
Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934
Filed by the Registrant ☒   Filed by a Party other than the Registrant  ☐
Check the appropriate box:
☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☒	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material Pursuant to Rule 14a-12
Grocery Outlet Holding Corp.
(Name of Registrant as Specified in its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
Payment of Filing Fee (Check the appropriate box):
☒	No fee required
☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.
	1.	Title of each class of securities to which transaction applies

	2.	Aggregate number of securities to which transaction applies:

	3.	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

	4.	Proposed maximum aggregate value of transaction:

	5.	Total fee paid:

☐	Fee paid previously with preliminary materials.
☐
Check box if any part of the fee is offset as provided by the Exchange Act Rule 0-1 1(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

	6.	Amount Previously Paid:

	7.	Form, Schedule or Registration Statement No.:

	8.	Filing Party:

	9.	Date Filed:

Grocery Outlet Holding Corp.
5650 Hollis Street
Emeryville, CA 94608
April 23, 2021
Dear Fellow Stockholders:
Thank you for your investment in Grocery Outlet. On behalf of the entire Board of Directors of Grocery Outlet, we invite you to attend the 2021 Annual Meeting of Stockholders of Grocery Outlet Holding Corp. at 11:00 a.m. Pacific Daylight Time on Monday, June 7, 2021.
It is our privilege to be entrusted with the leadership of Grocery Outlet, serving as stewards of your capital and working to develop strategies and drive operations to maximize the long-term value of Grocery Outlet. The year 2020 was historic for Grocery Outlet. It was a year that not only brought record financial performance but also demonstrated the intrinsic strength of both our unique business model and our people. Our ability to harness the entrepreneurial energy of our Independent Operators (“IOs”) to keep their stores filled and serve their communities through the COVID-19 crisis was nothing less than remarkable. We are grateful to all of our IOs and employees—who are on the front lines of the pandemic every day—for the dedication and commitment that they showed throughout a very difficult year for our country.
The year 2021 marks Grocery Outlet’s 75th year in business and we could not be more proud of all that we have accomplished, nor more excited about the prospects for our next 75 years! Our mission remains steadfast “Touching Lives for the Better” for all our stakeholders and the communities that we serve. For 75 years we have delivered extreme value to our customers, provided robust career opportunities to our employees, served as a valuable partner to our suppliers and empowered our IOs to own their own business and serve the communities in which they operate. We believe that our business model is inherently one of positive impact: (i) our opportunistic sourcing model reduces food waste by providing an efficient distribution channel for excess inventory, (ii) our store footprint delivers healthy, affordable nutrition to underserved communities, (iii) our success and growth provides our employees with meaningful opportunities for professional growth and financial gain, and (iv) our independent operator model provides entrepreneurs with the opportunity to run their own businesses and serve their communities. Having a positive impact on all of those we touch is part of the history and culture of Grocery Outlet and continues to be a guiding principle as we grow our business. In that spirit, we are committed to continuously improve our environmental, social and governance (“ESG”) performance as we move forward. As part of this effort, recently, our Board and management team engaged in dialogue with stockholders representing over 54% of our outstanding shares which centered around corporate strategy, business objectives and ESG priorities of the Company. As our 2021 Annual Meeting of Stockholders approaches, we would like to share our reflections on how our Board and management worked together to represent your interests in 2020 and plan to evolve our ESG approach going forward.
Board Oversight of Business and Corporate Strategy
Our Board of Directors is committed to its role as your fiduciaries and to work on your behalf to drive long-term value creation. We believe that our Board members’ diverse skills and backgrounds represent the expertise required to effectively guide and oversee Grocery Outlet’s business. Our Board members, who have significant leadership and operational experience relevant to our business, guided Grocery Outlet’s management team in delivering outstanding financial results in our 2020 fiscal year despite the unprecedented challenges posed by the COVID-19 pandemic.
And while we are proud of the exceptional results we achieved, we are even more proud of the way in which we delivered them. We took decisive steps to protect the health, safety and well-being of our employees, their families, our IOs and the communities we serve. We put our values first, convinced—as we remain—that doing the right thing is also the best thing for Grocery Outlet for the long-term.

Sustainability and Corporate Responsibility at Grocery Outlet
At Grocery Outlet our history is a story of growth powered by a unique business model where sustainability is fundamentally engrained into our culture, strategy and operations. Our opportunistic sourcing model and flexible supply chain allows us to buy product that would otherwise go to waste. We empower our IOs to curate and sell these products at great value to local customers. We believe that building long-term, win-win partnerships with our communities and our suppliers is essential to our business model and growth aspirations. Moreover, we believe that reducing waste and enhancing the productive use of resources is intrinsically tied to achieving operational excellence. And hence, true to our mission of Touching Lives for the Better, we believe that sustainable business practices are essential to the creation of long-term value at Grocery Outlet.
In early 2021 we engaged in conversations with stockholders representing over 54% of our issued and outstanding shares. After considering valuable stockholder feedback related to ESG matters, discussions in which both of us personally participated, we have created a sustainability working group consisting of representatives from various Grocery Outlet departments as well as external advisors. Our objective is to build on the positive impacts inherent in our business model, identify and assess ESG factors that are material to our business, develop strategies to support our ESG goals, and formalize our disclosures to demonstrate progress. We have provided a summary of our initial approach on page 9 of this proxy statement.
Board Composition and Diversity
Although we have been publicly traded for less than two years, our Nominating and Corporate Governance Committee focused decisively and proactively to refresh the Board with directors who possess deep expertise and skillsets relevant to the Company’s business and strategy. The Board agreed early on that diversity in the boardroom is a priority and that our Board should be representative of the communities we serve. We are pleased to share that we welcomed three additional women to our Board over the past year, two of whom are from underrepresented communities, further increasing the diversity of Grocery Outlet’s Board. Our Board and management are unwavering in our belief that the best performing companies and boards are diverse in composition and perspective. The Nominating and Corporate Governance Committee will continue to evaluate the needs of our Board and evaluate candidates with a broad array of skills, experiences, gender, racial and ethnic representation, among other criteria.
Our Response to COVID-19
The COVID-19 global pandemic has tested almost every company, and we are proud of how we fulfilled and continue to fulfill our role as an essential business. Grocery Outlet moved quickly and proactively to protect the health and well-being of our employees and our IOs, and used this time of hardship to forge even deeper, more committed relationships with our customers and communities. At the same time, we took the necessary steps to maintain critical levels of inventory and operational support in order to keep shelves stocked. Indeed, the pandemic revealed the essence of our approach at Grocery Outlet: by protecting and enhancing value for all our stakeholders, we also create value for our stockholders. On behalf of Grocery Outlet’s Board of Directors and the management team, we pledge to continue to work as your fiduciaries to enable the sustainability and success of Grocery Outlet’s long-term strategies. Thank you for your continued support.
Sincerely,

Erik D. Ragatz	Eric J. Lindberg, Jr.
Chairman of the Board	Chief Executive Officer

Notice of Annual Meeting of Stockholders
To be held on Monday, June 7, 2021
11:00 a.m. Pacific Daylight Time
www.virtualshareholdermeeting.com/GO2021
To the Stockholders of Grocery Outlet Holding Corp.:
Notice is hereby given that the 2021 Annual Meeting of Stockholders (the “2021 Annual Meeting”) of Grocery Outlet Holding Corp. (the “Company”) will be on Monday, June 7, 2021, at 11:00 a.m. Pacific Daylight Time online through a live webcast at www.virtualshareholdermeeting.com/GO2021. At the 2021 Annual Meeting, stockholders will be asked:
1.
To elect the four Class II directors named in our Proxy Statement to hold office until the 2024 annual meeting of stockholders and until their respective successors have been duly elected and qualified;

2.	To ratify the appointment of Deloitte & Touche LLP as the Company’s independent registered public accounting firm for the current fiscal year ending January 1, 2022;
3.	To hold an advisory (non-binding) vote to approve the Company’s named executive officer compensation; and
4.	To transact such other business as may properly come before the 2021 Annual Meeting or any adjournments or postponements thereof.
Only stockholders of record as of April 12, 2021 will be entitled to attend and vote at the 2021 Annual Meeting and any adjournments or postponements thereof.
Your vote is important. To be sure your vote counts and assure a quorum, please vote, sign, date and return the enclosed proxy card, or if you prefer, please follow the instructions on the enclosed proxy card for voting by Internet or by telephone, whether or not you plan to participate in the 2021 Annual Meeting via live webcast. If your common stock is held in the name of your broker, bank or other nominee you will need to follow the instructions provided to you by the institution that holds your common stock to instruct them how to vote your shares.
By order of the board of directors,

Pamela B. Burke
Chief Administrative Officer,
General Counsel & Secretary
Emeryville, California
April 23, 2021
This Proxy Statement and accompanying proxy card are first being made available on or about April 23, 2021.
IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE 2021 ANNUAL MEETING OF STOCKHOLDERS TO BE HELD ON JUNE 7, 2021:
Our official Notice of Annual Meeting of Stockholders, Proxy Statement and 2020 Annual Report, including our Form 10-K for fiscal year 2020, are available electronically at https://investors.groceryoutlet.com/financial-
information/proxymaterials

As used herein, “Grocery Outlet,” the “Company,” “we,” “us,” “our” or “our business” refers to Grocery Outlet Holding Corp. (collectively with its wholly owned subsidiaries), except as expressly indicated or the context otherwise requires.
PROXY VOTING METHODS
If at the close of business on April 12, 2021, you were a stockholder of record or held shares through a bank, broker or other intermediary, you may vote your shares by proxy or voting instruction at the 2021 Annual Meeting. If you were a stockholder of record, you may vote your shares over the Internet, by telephone, by mail, or you may vote via webcast during the 2021 Annual Meeting. For shares held through a bank, broker or other intermediary, you may submit voting instructions to your bank, broker or other intermediary. Please refer to information from your bank, broker or other intermediary on how to submit voting instructions.
If you are a stockholder of record and would like to vote prior to the beginning of the 2021 Annual Meeting electronically over the Internet or by telephone, your vote must be received by 11:59 p.m., Eastern Time, on June 6, 2021 to be counted. If you hold shares through a bank, broker or other intermediary, please refer to information from your bank, broker or other intermediary for voting instructions and applicable deadlines.
To vote by proxy if you are a stockholder of record:
BY INTERNET
•	Go to the website www.proxyvote.com and follow the instructions, 24 hours a day, seven days a week.
•	You will need the 16-digit number included on your proxy card to obtain your records and to create an electronic voting instruction form.
BY TELEPHONE
•	From a touch-tone telephone, dial 1-800-690-6903 and follow the recorded instructions, 24 hours a day, seven days a week.
•	You will need the 16-digit number included on your proxy card in order to vote by telephone.
BY MAIL
•	Mark your selections on the proxy card.
•	Date and sign your name exactly as it appears on your proxy card.
•	Mail the proxy card in the enclosed postage-paid envelope provided to you.
To reduce the environmental impact and the administrative and postage costs of the 2021 Annual Meeting, we encourage stockholders to vote via the Internet or by telephone, both of which are available 24 hours a day, seven days a week, until 11:59 p.m. Pacific Daylight Time on June 6, 2021. Stockholders may revoke their proxies at the times and in the manners described on page 6 of this proxy statement.

We operate on a fiscal calendar widely used by the retail industry that results in a given fiscal year consisting of a 52- or 53-week period ending on the Saturday closest to December 31st each year. References to “Fiscal Year 2021” refer to the period from January 3, 2021 to January 1, 2022. References to “Fiscal Year 2020” refer to the period from December 29, 2019 to January 2, 2021, which was a 53-week fiscal year. References to “Fiscal Year 2019” refer to the period from December 30, 2018 to December 28, 2019, which was a 52-week fiscal year.
i

PROXY SUMMARY
This summary highlights information contained elsewhere in this Proxy Statement. This summary does not contain all of the information that you should consider and you should read the entire Proxy Statement and our Annual Report on Form 10-K for the fiscal year ended January 2, 2021 (the “2020 Annual Report”) before voting. A copy of our 2020 Annual Report, including financial statements, is being sent simultaneously with this Proxy Statement to each stockholder who requested paper copies of these materials and will also be available at www.proxyvote.com.
ANNUAL MEETING OF STOCKHOLDERS
Time and Date 11:00 a.m Pacific Daylight Time, June 7, 2021	Record Date April 12, 2021

Place www.virtualshareholdermeeting.com/GO2021	Number of Common Shares Eligible to Vote at the Meeting as of the Record Date 95,551,903
To participate in the Annual Meeting, you must have the sixteen-digit number that is shown on your Notice of Internet Availability or on your proxy card (if you elected to receive proxy materials by mail).
SUMMARY VOTING MATTERS
Matter	Board Recommendation	Page Reference (for more detail)
Election of Directors	FOR each director nominee	53
Ratification of Independent Registered Public Accounting Firm	FOR	54
Advisory (non-binding) vote to approve the Company’s Named Executive Officer compensation	FOR	56
BOARD NOMINEES
The following table provides summary information about each director nominee.
				Committee Membership*
Name, Age	Director since	Class	Principal Occupation	CC	ARC	NCGC
Mary Kay Haben, 65	2019	II	Former executive at Wm Wrigley Jr. Company and Kraft Foods, Inc.

Gail Moody-Byrd, 63	2021	II	Chief Marketing Officer, Noodle.ai

S. MacGregor Read, Jr., 50	2006	II	Former Co-Chief Executive Officer and Former Executive Vice Chairman of the Company

Jeffrey York, 57	2010	II	Co-Chief Executive Officer and President of Farm Boy, Inc.
*	CC	Compensation Committee
	ARC	Audit and Risk Committee
	NCGC	Nominating and Corporate Governance Committee

PROXY STATEMENT

2021 ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD ON JUNE 7, 2021
This Proxy Statement is being furnished together with our Annual Report for the fiscal year ended January 2, 2021 (“Fiscal Year 2020”) in connection with the solicitation of proxies for the Annual Meeting of Stockholders of Grocery Outlet Holding Corp. on June 7, 2021 (the “2021 Annual Meeting”), and any postponements or adjournments of the meeting. On or about April 23, 2021, we will mail to each of our stockholders (other than those who previously requested electronic delivery or previously elected to receive delivery of a paper copy of the proxy materials) a Notice of Internet Availability of Proxy Materials containing instructions on how to access and review the proxy materials via the Internet and how to submit a proxy electronically using the Internet.
FREQUENTLY ASKED QUESTIONS
When and where will the meeting take place?
The Annual Meeting will be held on Monday, June 7, 2021 at 11:00 a.m. Pacific Daylight Time. The 2021 Annual Meeting will again be a virtual meeting of stockholders. You will be able to attend the 2021 Annual Meeting and submit your questions during the meeting via live webcast by visiting www.virtualshareholdermeeting.com/GO2021. You will need to login as a stockholder using your 16-digit number to vote your shares or ask a question during the meeting. If you are a stockholder of record (as described below), you will also be able to vote electronically during the meeting. Beneficial stockholders (as described below) must provide their voting instructions to their bank, broker or other intermediary in advance of the meeting. To participate in the meeting, you must have the sixteen-digit number that is shown on your Notice of Internet Availability of Proxy Materials or on your proxy card (if you elected to receive proxy materials by mail). You will be able to attend the 2021 Annual Meeting from any location with Internet connectivity. Online access to the 2021 Annual Meeting will begin at 10:45 a.m. Pacific Daylight Time on June 7, 2021. We encourage our stockholders to access the meeting prior to the start time.
How do stockholders participate in the virtual meeting?
To participate in the meeting, you must have the 16-digit number that is shown on your Notice of Internet Availability of Proxy Materials or on your proxy card if you elected to receive proxy materials by mail. You may access the Annual Meeting by visiting www.virtualshareholdermeeting.com/GO2021. We will have technicians ready to assist you with any technical difficulties you may have accessing the virtual meeting or submitting questions. If you encounter any difficulties accessing the virtual meeting during the check-in or meeting time, please call the technical support number that will be posted on the virtual meeting login page.
If you are a stockholder of record, appointing a proxy in response to this solicitation will not affect your right to attend the 2021 Annual Meeting and to vote during the 2021 Annual Meeting. Please note that if you hold your common stock in “street name” (that is, through a broker, bank or other intermediary), you will receive instructions from your broker, bank or other nominee that you must follow to have your shares of common stock voted.
Stockholders may submit questions and comments during the meeting. During the meeting, we will spend up to 15 minutes answering stockholder questions that comply with the meeting rules of procedure. The rules of procedure will be posted on the virtual meeting web portal. If we receive substantially similar questions, we will group such questions together and provide a single response to avoid repetition.
Why did I receive only a Notice of Internet Availability of Proxy Materials?
As permitted by the Securities and Exchange Commission (the “SEC”), the Company is furnishing to stockholders its notice of the 2021 Annual Meeting (the “Notice”), this Proxy Statement and the 2020 Annual Report primarily over the Internet. On or about April 23, 2021, we will mail to each of our stockholders of record (other than those who previously requested electronic delivery or previously elected to receive delivery of a paper copy of the proxy materials) a Notice of Internet Availability of Proxy Materials (the “Notice of Internet Availability”) containing instructions on how to access and review the proxy materials via the Internet and how to submit a proxy electronically using the Internet. The Notice of Internet Availability also contains instructions on how to receive, free of charge, paper copies of the proxy materials. If you received the Notice of Internet Availability, you will not receive a paper copy of the proxy materials unless you request one.

We believe the delivery options that we have chosen will allow us to provide our stockholders with the proxy materials they need, while minimizing the environmental impact and the cost of printing and mailing paper copies.
What is the purpose of this meeting and these materials?
We are providing these proxy materials in connection with the solicitation by our board of directors of proxies to be voted at the 2021 Annual Meeting and any adjournments or postponements of the meeting.
At the Annual Meeting, you will be asked to vote on the following matters:
•	Proposal 1: Election of four Class II directors to hold office until the 2024 annual meeting of stockholders and until their respective successors have been duly elected and qualified;
•	Proposal 2: Ratification of the appointment of Deloitte and Touche LLP as our independent registered public accounting firm for the current fiscal year ending January 1, 2022;
•	Proposal 3: Approval, in a non-binding advisory vote, of our compensation paid to our named executive officers; and
•	Any other business that may properly come before the 2021 Annual Meeting or any adjournments or postponements thereof.
What are the voting recommendations of the board of directors on these matters?
The board of directors recommends that you vote your shares as follows:
•	Proposal 1: FOR each of the board’s four nominees for the board of directors;
•	Proposal 2: FOR the ratification of the appointment of Deloitte and Touche LLP as our independent registered public accounting firm for the current fiscal year ending January 1, 2022; and
•	Proposal 3: FOR the approval, on an advisory basis, of our named executive officer compensation.
Are all of the Company’s directors standing for election to the board of directors at the Annual Meeting?
No, only our Class II directors are standing for re-election at this time. Our Class III directors will stand for election in 2022 and our Class I directors will stand for election in 2023.
Why is the 2021 Annual Meeting being held online?
Due to the public health impact of the coronavirus pandemic (COVID-19) and to support the health and well-being of our stockholders and other participants at the 2021 Annual Meeting, our board of directors has determined to hold our 2021 Annual Meeting via live webcast. This virtual meeting will provide the same rights and advantages that would be provided by a physical meeting. Stockholders will be able to present questions online during the meeting, providing our stockholders with the opportunity for meaningful engagement with the Company.
Who is entitled to vote at the Annual Meeting?
If at the close of business on April 12, 2021, you were a stockholder of record or held shares through a bank, broker or other intermediary, you may vote your shares on the matters presented at the 2021 Annual Meeting. You have one vote for each share of our common stock that you owned at the close of business on the record date. As of that date, there were 95,551,903 shares of common stock outstanding entitled to vote. There is no other class of voting securities outstanding.
What is the difference between holding shares as a stockholder of record and holding shares as a beneficial owner?
Key distinctions between shares held of record and those owned beneficially are summarized below.
Stockholder of Record. If your shares are registered directly in your name with our transfer agent, American Stock Transfer & Trust Company, LLC, you are considered to be the stockholder of record with respect to those shares, and we have sent the Notice of Internet Availability directly to you. As a stockholder of record, you have the right to grant your voting proxy directly to us or to vote during the live webcast of the Annual Meeting.

Beneficial Owner Stockholders. If you hold your shares through a bank, broker or other intermediary, you are considered to be the beneficial owner of shares held in “street name,” and the Notice of Internet Availability has been forwarded to you by your bank, broker, or intermediary (which is considered to be the stockholder of record with respect to those shares). As a beneficial owner, you have the right to direct your bank, broker, or intermediary on how to vote. Your bank, broker, or intermediary has sent you a voting instruction card for you to use in directing the bank, broker, or intermediary regarding how to vote your shares. However, since you are not the stockholder of record, you may not vote these shares during the live webcast of the Annual Meeting.
What options are available to me to vote my shares?
Whether you hold shares directly as the stockholder of record or indirectly through a bank, broker, or other intermediary, your shares may be voted by following any of the voting options available to you below:
You may vote via the Internet.
•
If you received a Notice of Internet Availability by mail, you can submit your proxy or voting instructions over the Internet by following the instructions provided in the Notice of Internet Availability;

•
If you received a Notice of Internet Availability or proxy materials by email, you may submit your proxy or voting instructions over the Internet by following the instructions included in the email; or

•
If you received a printed set of the proxy materials by mail, including a paper copy of the proxy card or voting instruction form, you may submit your proxy or voting instructions over the Internet by following the instructions on the proxy card or voting instruction form.

You may vote via the telephone.
•
If you are a stockholder of record, you can submit your proxy by calling the telephone number specified on the paper copy of the proxy card you received if you received a printed set of the proxy materials. You must have the control number that appears on your proxy card available when submitting your proxy over the telephone.

•
Most beneficial owner stockholders (also referred to as holding shares in “street name”) may submit voting instructions by calling the number specified on the paper copy of the voting instruction form provided by their bank, broker, or other intermediary. Those stockholders should check the voting instruction form for telephone voting instructions and availability.

You may vote by mail.
If you received a printed set of the proxy materials, you can submit your proxy or voting instructions by completing and signing the separate proxy card or voting instruction form you received and mailing it in the accompanying prepaid and addressed envelope.
You may vote during the meeting.
Stockholders of record may vote while attending the 2021 Annual Meeting via live webcast while the polls remain open by visiting www.virtualshareholdermeeting.com/GO2021. You will need your number found in the Notice of Availability or your proxy card. If you are the beneficial owner of shares holding your shares through a bank, broker, or other intermediary, you should receive separate instructions from the holder of record of your common stock describing how you can vote that stock.
Even if you plan to attend the 2021 Annual Meeting, we recommend that you submit your proxy or voting instructions in advance to authorize the voting of your shares at the 2021 Annual Meeting. This will ensure that your vote will be counted if you later are unable to attend.
What if I don’t vote for some of the items listed on my proxy card or voting instruction card?
If you properly execute and return your proxy card but do not mark selections, your shares will be voted in accordance with the recommendations of our board of directors. If you indicate a choice with respect to any matter to be acted upon on your proxy card, your shares will be voted in accordance with your instructions.

If you are a beneficial owner and hold your shares in street name through a bank, broker, or other intermediary and do not give voting instructions to the bank, broker, or intermediary, the bank, broker, or other intermediary, as applicable, will determine if it has the discretionary authority to vote on the particular matter. Under applicable rules, brokers have the discretion to vote on routine matters (sometimes referred to as “broker discretionary voting”), such as the ratification of the selection of accounting firms, but do not have discretion to vote on non-routine matters, including the election of directors and the advisory vote to approve executive officer compensation. Our Proposal 2 (ratification of the appointment of our independent registered public accounting firm for Fiscal Year 2021) is the only proposal in this Proxy Statement that is considered a routine matter. The other proposals are not considered routine matters, and without your instructions, your broker cannot vote your shares.
If you do not provide voting instructions to your broker, and your broker indicates on its proxy card that it does not have discretionary authority to vote on a particular proposal, your shares will be considered to be “broker non-votes” with regard to that matter. Broker non-votes are not counted in the tabulation of the voting results with respect to proposals that require a majority of the votes cast.
If you are a stockholder of record, then your shares will not be voted if you do not provide your proxy, unless you attend the live webcast and vote online during the 2021 Annual Meeting.
How is a quorum determined?
The representation, at the 2021 Annual Meeting or by proxy, of holders entitled to cast at least a majority of the votes entitled to be cast at the 2021 Annual Meeting constitutes a quorum at the 2021 Annual Meeting. Shares represented by voting instructions that reflect a vote with respect to at least one proposal to be considered at the Annual Meeting, abstentions, votes to “Withhold” authority on the election of directors, broker votes and broker non-votes (only when accompanied by broker votes with respect to at least one matter at the meeting) are considered present and entitled to vote for purposes of establishing a quorum for the transaction of business at the 2021 Annual Meeting. If a quorum is not present by attendance at the 2021 Annual Meeting or represented by proxy, the stockholders present by attendance at the meeting or by proxy may adjourn the meeting, until a quorum is present. If a new record date is fixed for the adjourned meeting, we will provide notice of the adjourned meeting to each stockholder of record entitled to vote at the meeting.
What vote is required to approve each proposal at the Annual Meeting?
Proposal No.	Proposal	Vote Required	Broker Discretionary Voting Allowed
Proposal No. 1	Election of Directors	Plurality of Votes Cast for each Director Nominee	No

Proposal No. 2	Ratification of Appointment of Independent Registered Public Accounting Firm	Majority of Votes Cast	Yes

Proposal No. 3	Advisory Vote Related to Named Executive Officer Compensation	Majority of Votes Cast	No
With respect to Proposal No. 1, you may vote “FOR” or “WITHHOLD” with respect to each director nominee. Only votes cast “FOR” a nominee will be counted in the election of directors. Votes cast to “WITHHOLD” with respect to one or more nominees will result in those nominees receiving fewer votes but will not count as a vote against the nominees. The individuals who receive the largest number of votes are elected as directors up to the maximum number of directors to be elected at the meeting. This means that the four nominees receiving the highest number of votes at the Annual Meeting will be elected, even if these votes do not constitute a majority of the votes cast. Proxies may not be voted for more than four directors and stockholders may not cumulate votes in the election of directors.
With respect to Proposals Nos. 2 and 3, you may vote “FOR”, “AGAINST” or “ABSTAIN”.
If you abstain from voting on any of these matters, your shares will be counted as present and entitled to vote on that matter for purposes of establishing a quorum, but will not be counted for purposes of determining the number of votes cast.

Can I change my vote or revoke my proxy?
Yes. Any stockholder of record has the power to change or revoke a previously submitted proxy at any time before it is voted at the Annual Meeting by:
•	Submitting to our Corporate Secretary, before the voting at the Annual Meeting, a written notice of revocation bearing a later date than the proxy;
•	Timely delivery of a valid, later-dated proxy (only the last proxy submitted by a stockholder by Internet, telephone or mail will be counted); or
•	Attending the Annual Meeting and voting during the live webcast while the polls are open; however, attendance at the Annual Meeting will not by itself constitute a revocation of a proxy.
For shares held in street name, you may revoke any previous voting instructions by submitting new voting instructions to the bank, broker, or intermediary holding your shares by the deadline for voting specified in the voting instructions provided by your bank, broker, or intermediary.
Are there other matters to be voted on at the Annual Meeting?
We do not know of any other matters that may come before the Annual Meeting other than Proposals 1, 2 and 3 included herein. If any other matters are properly presented at the Annual Meeting, the persons named as proxies in the enclosed proxy card intend to vote or otherwise act in accordance with their judgment on the matter.
Is a list of stockholders available?
The names of stockholders of record entitled to vote at the Annual Meeting will be available for review by stockholders at the Annual Meeting.
A list of these stockholders will be open for examination electronically by any stockholder for any purpose germane to the Annual Meeting for a period of 10 days prior to the Annual Meeting by contacting our Investor Relations department at 646-277-1214 and during the Annual Meeting at: www.virtualshareholdermeeting.com/GO2021.
Where can I find the voting results?
Preliminary voting results will be announced at the 2021 Annual Meeting, and final voting results will be reported in a Current Report on Form 8-K, which we will file with the SEC within four business days following the Annual Meeting.
Who is soliciting proxies, how are they being solicited, and who pays the cost?
The solicitation of proxies is being made on behalf of our board of directors and we will bear the costs of the solicitation. This solicitation is being made by mail and through the Internet, but also may be made by telephone or in person. We will reimburse brokerage firms and other custodians, nominees and fiduciaries for their reasonable out-of-pocket expenses for sending proxy materials to stockholders and obtaining their votes.
FORWARD-LOOKING STATEMENTS
This Proxy Statement contains forward-looking statements. We have based these forward-looking statements on our current expectations and projections about future events. Forward-looking statements contained in this Proxy Statement should be considered in light of the many uncertainties that affect our business and specifically those factors discussed from time to time in our public reports filed with the SEC, such as those discussed under the heading, “Risk Factors,” in our 2020 Annual Report and as may be updated in our subsequent SEC filings.

STOCKHOLDER ENGAGEMENT
Our Board and management value the opportunity to engage with our stockholders to better understand and focus on the priorities that matter most to them, and to foster consistent and constructive dialogue. During Fiscal Year 2020, the H&F Investor (an affiliate of the private equity firm Hellman & Friedman LLC), which beneficially owned approximately 48% of our common stock as of December 31, 2019 elected in May 2020 to distribute the remainder of its then current holdings to its equity holders, which resulted in our Company becoming much more widely held and in not having a single stockholder beneficially holding over 11% of the outstanding shares of our common stock as of the end of the 2020 fiscal year. This change in concentration of stockholders presented an ideal opportunity for our directors and members of senior management to proactively initiate investor outreach efforts through requested meetings with stockholders. From these requests, during the first quarter of 2021 we were able to engage with stockholders representing over 54% of our issued and outstanding shares. Our Board and management has engaged an outside environmental, social and governance (“ESG”) advisor and is in the process of evaluating the feedback and insights from these meetings, in addition to emerging best practices, policies at other companies and market standards. It is our intention to comprehensively evaluate and present our go-forward ESG strategy, including a governance roadmap, which will outline the Board’s plan to best evolve the Company’s corporate governance, in our proxy statement for the 2022 annual meeting of stockholders.
During the meetings, we discussed our business results, initiatives, strategy, capital structure and various other matters integral to the Company, including human capital management, Board composition and diversity, and other ESG topics. Across many of the engagements, our stockholders encouraged us to continue our focus on developing ESG improvements that are business-relevant for Grocery Outlet and aligned with the long-term interests of our stakeholders.
What We Heard		Our Response
Environmental:
•	Stockholders said that they appreciated our significant contributions to reducing food waste and that they were interested in learning more about our plans to measure and quantify these efforts.	•
We continue to be focused on expanding our impact as it relates to food waste reductions and climate change initiatives, and are currently looking into the metrics and frameworks that best align with our business and the interests of our stakeholders.

•	Stockholders expressed interest in better understanding how we are evaluating our potential to minimize our carbon footprint as we grow.
Social:		Social:
•
Stockholders said they are pleased with our progress on diversity within our Board but also recommended that we provide more metrics on the Company’s overall progress with respect to diversity and inclusion.
•
Aside from our diverse Board, we are focused on creating a diverse and inclusive culture and workforce, and have embarked on internal programs to promote diversity, equity and inclusion throughout our Company. Details of these efforts are described in the “Environment, Social and Governance Approach” section below and we intend to continually enhance the disclosures on our diversity efforts.

•	Stockholders also expressed interest in learning more about the opportunities we provide to our Independent Operators (“IOs”) and the communities in which they operate.	• We support and proactively engage with our IO community, empowering them to make the best decisions for their local store.
Governance:
•	Stockholders encouraged us to develop a clear plan for evolving our governance practices.	•
Our Board is deeply committed to its role as stewards of stockholder’s capital. The Board routinely discusses governance structures and practices that both support our strategy and long-term growth objectives. We continue to discuss andevaluate our governance practices now that Grocery Outlet’s stockholder base is no longer concentrated in a single stockholder and our shares are widely held. We expect to share a governance-related roadmap in our proxy statement for the 2022 annual meeting of stockholders.

Disclosure Practices:
•	Stockholders encouraged us to enhance our ESG disclosure practices to focus on issues material to our business.	•
Our efforts on our ESG progress are described in the “Environment, Social and Governance Approach” section below. We are actively evaluating our ESG initiatives and working to identify opportunities to incorporate them into our company disclosures.

OUR COMMITMENT TO GOOD CORPORATE GOVERNANCE
As a young public company that has been on the forefront of the COVID-19 pandemic and the resulting tumultuous market and retail conditions, we have been fortunate to continue to provide for our employees and customers as an essential service with unwavering dedication. While pursuing our long-term strategy of being the nation’s largest extreme value retailer by bringing top brands to customers at the prices they love, we have relied on protections from market volatility and potential short-term hostile threats through the use of IPO-related governance provisions, which we believe have given us confidence to continue to invest in the business despite the uncertain market and macro-economic backdrop.
It is the intention of our Board and management to phase out some of these protections as we become a more mature publicly traded company. Over the past year, we have focused on enhancing our board leadership, independence, diversity and composition to better reflect our customers, employees and the communities we serve. We also focused on building the foundation for a robust approach to our ESG strategy, which included the initial assignment of ESG oversight to the Nominating and Corporate Governance Committee. As we evolve, we will continue to solicit valuable feedback from our stakeholders to implement sound practices that promote good corporate governance. Based on initial feedback, we expect in our proxy statement for the 2022 annual meeting of stockholders to outline a roadmap addressing, among other points: supermajority voting rights in our certificate of incorporation, our classified Board structure, director resignation policy, majority voting standard for director elections and other stockholder rights.
Highlights of some of our current corporate governance best practices include:
•
Independent, Non-Executive Chairman—Our leadership structure separates the offices of Chief Executive Officer and Chairman of the Board of Directors with Mr. Lindberg serving as our Chief Executive Officer and Mr. Ragatz serving as non-executive Chairman of the Board.

•	Board Independence—Ten of our twelve current directors are independent, and all of our Board committees are comprised entirely of independent directors.
•
Board Refreshment & Commitment to Diversity—Since our IPO in 2019, the Board has appointed five new directors with two directors stepping down in September 2020. Four of the new directors are women and two are members of underrepresented communities. We believe the fresh perspectives and breadth of diversity will enhance the Board’s overall effectiveness. This recent expansion also greatly increased the breath of skills and industry experience on the Board.

•	Single Voting Class—All holders of Grocery Outlet’s common stock have the same voting rights (one vote per share of stock).
•	No poison pill—We do not have a stockholder rights plan, commonly known as a poison pill, in place.

OUR ENVIRONMENTAL, SOCIAL AND GOVERNANCE APPROACH
At Grocery Outlet, attention to ESG issues is integral to our business strategy and our culture. Our focus on ESG and corporate responsibility reflects our business model and our commitment to live out our mission to Touch Lives for the Better. We believe focusing on the best interests of our stakeholders and engaging with our stakeholders in a transparent fashion are critical components to our approach to generating value for our stockholders and require us to evaluate, monitor and continuously improve our ESG practices.
To support our efforts in this area, we created a sustainability working group in 2020, consisting of internal resources and external advisors to address the ESG factors that are material to our business. Our sustainability working group has begun the process of evaluating potential ESG risks and opportunities relevant for our company based on the views held by our stakeholders, and aspects of leading ESG frameworks including the Sustainability Accounting Standard Board and the Task Force on Climate-related Disclosures, and the United Nations Sustainable Development Goals.
At Grocery Outlet, we believe that being a good environmental and social citizen is not just the right thing to do from a moral perspective but the right thing to do for long-term value creation. Our unique business model affords us with the opportunity to (i) reduce food waste through opportunistic purchasing and our flexible supply chain, (ii) provide affordable nutrition to lower income members of our communities and to communities that otherwise might be a food desert, (iii) provide career growth opportunities to our employees and (iv) provide IOs with the opportunity to be a locally owned business where they are able to build relationships in the communities that we serve and become a provider and contributor to that community. These positive impacts will grow as we continue to expand our retail footprint.
As we grow, the importance of sustainable growth as it relates to the environment becomes of increasing focus and importance. Our Director of Refrigeration Engineering, Energy & Sustainability is an important element to these efforts and we have already taken important steps to improve our environmental impact. In the energy management area, we have several initiatives underway including a pilot program where we are testing natural refrigerants, obtaining green chill certification for new stores, and partnering with a pilot group of our independent operators to participate in the Self-Generation Incentive Program (“SGIP”). While our unique opportunistic sourcing model results in reduced food waste, our independent operators also work to minimize food waste by partnering with local charitable organizations for donations of product that would otherwise go to the landfill. We continue to actively pursue energy and waste management programs across our stores and in collaboration with our IOs.
Our people are at the heart of who we are and what we do, and we are steadfastly committed to the health, safety and wellness of our employees. In addition to providing recruitment, engagement and development opportunities, this past year we furthered our employee-led diversity, equity and inclusion programs. These employee networks and initiatives included our Black Partnership Network, our WOW! (Winning with Outstanding Women) Network, our Equity, Diversity and Inclusion Council, in addition to regular diversity training with all GO leaders and all employees.
The commitment by Grocery Outlet to our communities extends well beyond our offices. We pride ourselves on giving back to local communities. In 2020, through a coordinated effort with our IOs involving food, cash and online donations, we held our 10th Annual Independence from Hunger food drive, which supported over 400 nonprofit agencies and helped reduce food insecurity within the communities in which we operate, with customers donating $3 million to their local stores and Grocery Outlet contributing $1 million with all contributions directly routed to local charities.
Throughout the 75 years of our history, we are proud of the impact we have had on the lives of our employees, independent operators, customers, suppliers, and the communities in which they live and work. We look forward to sharing how every employee at Grocery Outlet lives out the mission of Touching Lives for the Better in future ESG disclosures.

BOARD OF DIRECTORS
Our Amended and Restated Certificate of Incorporation (our “certificate of incorporation”) provides that, subject to the right of holders of any series of preferred stock, our board of directors will be divided into three classes of directors, with the classes to be as nearly equal in number as possible, and with the directors serving staggered three-year terms. Our certificate of incorporation and our Amended and Restated Bylaws (our “bylaws”) provide that the number of members of our board of directors shall be determined by our board from time to time. The number of members of our board is currently twelve.
Unless otherwise specified in the proxy, the shares voted pursuant thereto will be cast for each of Mmes. Haben and Moody-Byrd and Messrs. Read and York. If, for any reason, at the time of election any of the nominees named should decline or be unable to accept his or her nomination or election, it is intended that such proxy will be voted for a substitute nominee, who would be recommended by our board of directors. Our board of directors, however, has no reason to believe that any of the nominees will be unable to serve as a director.
The following biographical information is furnished as to each nominee for election as a director and each of our directors as of April 23, 2021.
Nominees for Election to the Board of Directors for a Three-Year Term Expiring at the 2024 Annual Meeting
Mary Kay Haben. Ms. Haben, 65, has served as a director since November 2019. Ms. Haben has been an outside director for various public companies since her retirement in February 2011. From April 2007 to February 2011, Ms. Haben held various senior positions with Wm. Wrigley Jr. Company, a confectionery company, most recently as President, North America. Prior to that time, she held several key positions during her 27-year career with Kraft Foods, Inc., a grocery manufacturing and processing conglomerate, including serving as President of multibillion dollar divisions. Ms. Haben currently serves on the board of directors of The Hershey Company, a confectionery company, where she chairs its governance committee. She also serves on the board of trustees of Equity Residential, a publicly traded REIT, where she chairs its compensation committee. Ms. Haben’s substantial governance expertise and experience with consumer preferences as a senior executive for consumer-packaged goods companies led to the conclusion that she should serve as a director of Grocery Outlet.
Gail Moody-Byrd. Ms. Moody-Byrd, 63, has served as a director since January 2021. Ms. Moody-Byrd has served as the Chief Marketing Officer of Noodle.ai, a software company, since November 2018. Prior to Noodle.ai, from September 2007 to June 2017, Ms. Moody-Byrd held various positions with SAP SE, a multinational software corporation, most recently as Vice President of Web Marketing. Her retail industry experience also includes roles with divisions of Macy’s and Target Corporation, with Levi, Strauss & Co., and as a retail consultant with McKinsey & Company and Walter K. Levy Associates. Ms. Moody-Byrd’s extensive marketing and retail background, as well as experience in driving brand awareness, demand generation and business development led to the conclusion that she should serve as a director of Grocery Outlet.
S. MacGregor Read, Jr. Mr. Read, 50, served as the Executive Vice Chairman of the Company from January 2019 through April 2020 and has served as a director since January 2006. In April 2020, Mr. Read became the Vice Chairman of our board of directors. From January 2006 to December 2018, Mr. Read served as our Co-Chief Executive Officer. Prior to being appointed Co-Chief Executive Officer, Mr. Read served in various positions with the Company since 1996. Mr. Read and Mr. Lindberg are cousins by marriage. Mr. Read’s extensive knowledge of our operations, finances, strategies and industry garnered over his 24-year tenure with us led to the conclusion that he should serve as a director of Grocery Outlet.
Jeffrey York. Mr. York, 57, has served as a director since November 2010. Mr. York has served as Co-Chief Executive Officer and President of Farm Boy Inc., a grocery retailer, since November 2009. Mr. York currently serves as a member of the boards of directors and audit committee of Focus Graphite, an advanced exploration and mining company, Braille Energy Systems, Inc., a manufacturer of race car batteries and other energy storage devices and Stria Lithium, a lithium mining exploration company. Mr. York’s extensive knowledge of the grocery industry and corporate governance based on his experience as a senior executive and serving on public company boards of directors led to the conclusion that he should serve as a director of Grocery Outlet.

Members of the Board of Directors Continuing in Office for a Term Expiring at the 2022 Annual Meeting
Carey F. Jaros. Ms. Jaros, 43, has served as a director since September 2020. Ms. Jaros currently serves as President and Chief Executive Officer and a member of the board of directors of GOJO Industries, Inc., a global manufacturer of hand hygiene and surface disinfecting products and the maker of PURELL® brand Hand Sanitizer. Ms. Jaros joined GOJO Industries in 2014 as a director, and served as the company’s Chief Operating Officer and Chief Strategy Officer prior to becoming CEO in January 2020. Previously, Ms. Jaros served for over a decade in various senior management positions at Bain and Company, a management consulting firm, most recently as Senior Manager/Principal. Ms. Jaros has been a board member and advisor to more than a half-dozen early stage companies including ed-tech startup Wisr Inc., and personal care startup Aunt Flow. As a member of the board of directors, Ms. Jaros contributes her knowledge of retail and consumer products experience, as well as substantial experience developing corporate strategy and assessing emerging industry trends and business operations, which led to the conclusion that she should serve as a director of Grocery Outlet.
Eric J. Lindberg, Jr. Mr. Lindberg, 50, has served as our Chief Executive Officer since January 2019 and as a director since January 2006. Previously, from January 2006 to December 2018, Mr. Lindberg served as our Co-Chief Executive Officer. Prior to being appointed Co-Chief Executive Officer, Mr. Lindberg served in various positions with the Company since 1996. Mr. Lindberg and Mr. Read are cousins by marriage. As our Chief Executive Officer, Mr. Lindberg brings to our board of directors significant senior leadership, and his detailed knowledge of our operations, finances, strategies and industry garnered over his 24-year tenure with us makes him well qualified to serve as our Chief Executive Officer and led to the conclusion that he should serve as a director of Grocery Outlet.
Norman S. Matthews. Mr. Matthews, 88, has served as a director since October 2014. From 1978 to 1988, Mr. Matthews served in various senior management positions for Federated Department Stores, Inc., including President from 1987 to 1988. Mr. Matthews currently serves on the boards of directors of The Children’s Place Inc., a children’s clothing store, Party City Holdco, Inc., a party goods supply store, Spectrum Brands Holdings, Inc., a consumer products company, and ThredUp, an online resale platform for apparel, and previously has served as director of Henry Schein, Inc. and The Progressive Company. Mr. Matthews’ extensive knowledge of the retail industry and strategic marketing and sales and corporate governance practices from his years as a senior executive and member of the boards of directors of several public companies led to the conclusion that he should serve as a director of Grocery Outlet.
Maria Fernanda Mejía. Ms. Mejía, 57, has served as a director since January 2021. From November 2011 to February 2020, Ms. Mejía served as a Senior Vice President at the Kellogg Company and President of Kellogg Latin America during the same period. She previously held a number of positions at Colgate-Palmolive in the U.S., Latin America, Asia and Europe between 1989 and 2011. These included Vice President and General Manager Global Personal Care and Fragrance Development and, prior to that, Vice President Marketing and Innovation, Europe and South Pacific. Ms. Mejía previously served as a non-executive director at IAG, a leading global Airline Group, from 2014 to 2020 where she was a member of the Audit and Compliance and Remuneration Committees. Ms. Mejía currently serves as a non-executive director of Bunzl plc, an international distribution group providing solutions to B2B customers, and as a member of their Audit and Risk, Nomination, and Remuneration Committees. Ms. Mejía’s extensive knowledge of the retail industry based on her experience as a senior executive and serving on another public company board and her financial expertise led to the conclusion that she should serve as a director of Grocery Outlet.
Members of the Board of Directors Continuing in Office for a Term Expiring at the 2023 Annual Meeting
Kenneth W. Alterman. Mr. Alterman, 64, has served as a director since 2011. Since January 2017, Mr. Alterman has served as an Executive Adviser to Savers, Inc., a retail thrift store chain. He previously served as the President, Chief Executive Officer and a director of Savers, Inc. from January 2004 to January 2017 and as the Vice President and General Manager from December 2002 to December 2003. As a member of the board of directors, Mr. Alterman’s knowledge of the discount industry, as well as substantial experience developing corporate strategy and assessing emerging industry trends and business operations led to the conclusion that he should serve as a director of Grocery Outlet.
John E. Bachman. Mr. Bachman, 65, has served as a director since November 2019. Mr. Bachman has been an outside director for various public companies since his retirement in 2015. From 1978 to 2015, Mr. Bachman was a certified public accountant at the accounting firm, PricewaterhouseCoopers LLP, most recently as a partner. Mr. Bachman currently serves on the Board of Directors and as Chair of the Audit Committees of The Children’s

Place, a children’s clothing store, and Recharge Acquisition Corp, a special purpose acquisition corporation. Since September 2016 Mr. Bachman has also served on the board of directors and as a member of the audit and finance committees of WEX Inc., a global corporate payment solutions company. Mr. Bachman’s extensive background in auditing, as well as his business strategy and oversight experience serving in the leadership of one of the world’s largest accounting firms led to the conclusion that he should serve as a director of Grocery Outlet.
Thomas F. Herman. Mr. Herman, 80, has served as a director since 2004. Mr. Herman has been engaged in consulting since 2004. From 2003 to 2004, Mr. Herman was the President and Chief Operating Officer of Good Guys, Inc., a consumer electronics retailer. Prior to that time, he served in various management positions, including at Oak Harbor Partners, a boutique financial services firm, Employment Law Learning Technologies, a distance learning company focused on employment law, Alamo Group, a real estate & operations business, American Copy Jewelry and the San Francisco Music Box Co. Mr. Herman’s significant retail experience and financial expertise based on his years of senior executive experience as well as his prior experience serving on the boards of public companies such as Crdentia Corp. and Good Guys, Inc. led to the conclusion that he should serve as a director of Grocery Outlet.
Erik D. Ragatz. Mr. Ragatz, 48, has served as a director and as Chairman of our board of directors since October 2014. Mr. Ragatz has served as a Partner at Hellman & Friedman LLC (“H&F”), a private equity firm, since January 2008. Mr. Ragatz currently serves as the Chairman of the board of directors and as a member of the audit and compensation committees of Crackle Holdings GP, LLC (d/b/a SnapAV), a manufacturer and distributor of audio/visual equipment. In addition, he serves as lead outside director and as a member of the audit and compensation committees of Wand TopCo Inc. (d/b/a Caliber Collision), a chain of auto body repair and paint shops. Both SnapAV and Caliber are currently private H&F portfolio companies. Mr. Ragatz’s significant financial expertise and insight into the proper functioning and role of corporate boards of directors, gained through his years of service on the boards of directors of H&F’s portfolio companies led to the conclusion that he should serve as a director of Grocery Outlet.
In addition to the information presented above regarding each director’s specific experiences, qualifications, attributes and skills, we believe that all of our directors have a reputation for integrity and adherence to high ethical standards. Each of our directors has demonstrated business acumen and an ability to exercise sound judgment, as well as a commitment of service to us and our board. Finally, we value our directors’ experience on other company boards and board committees.
There are no family relationships among any of our directors or executive officers, except that Messrs. Lindberg and Read are cousins by marriage.
Board Composition
Our business and affairs are managed under the direction of our board of directors, which currently consists of twelve members. Our certificate of incorporation and bylaws provide that our board of directors will consist of a number of directors to be fixed exclusively by resolution of the board of directors.
Our certificate of incorporation provides for a staggered, or classified, board of directors consisting of three classes of directors, each serving staggered three-year terms, which is constituted as follows:
•	Class I directors are Messrs. Alterman, Bachman, Herman and Ragatz, and their terms will expire at our annual meeting of stockholders to be held in 2023;
•	Class II directors are Mmes. Haben and Moody-Byrd and Messrs. Read and York, and their terms will expire at the 2021 Annual Meeting; and
•	Class III directors are Mmes. Jaros and Mejía and Messrs. Lindberg and Matthews, and their terms will expire at our annual meeting of stockholders to be held in 2022.
Upon expiration of the term of a class of directors, directors for that class will be elected for a three-year term at the annual meeting of stockholders in the year in which that term expires. Each director’s term shall continue until the election and qualification of his or her successor, or his or her earlier death, resignation, retirement, disqualification or removal. Any vacancies on our board of directors will be filled only by the affirmative vote of a majority of the directors then in office. Any increase or decrease in the number of directors will be distributed among the three classes so that, as nearly as possible, each class will consist of one-third of the directors.
As a young public company, we believe that our board of directors’ classified structure provides enhanced continuity and stability in the board’s business strategies and policies. Under the current system, after each election, at least two-thirds of the board will have had prior experience and familiarity with our business, which is beneficial for long-term strategic planning and oversight of the Company’s operations. We believe that maintaining a classified board structure balances the need for stockholders to express their opinion on the board’s performance with the need for our directors to focus on the Company’s long-term success and maximize value for stockholders. The classification of our board of directors will make it more difficult for a third party to acquire control of us in a transaction not approved by our board of directors. Now that our stockholder base has evolved from a controlled public company to a widely-held public company, we are in the process of evaluating changes to our classified board structure and plan to include changes to our Board structure as part of our forthcoming governance roadmap.
Director Independence
Pursuant to the corporate governance listing standards of The NASDAQ Stock Market LLC (“Nasdaq”), a director employed by us cannot be deemed to be an “independent director.” Each other director will qualify as “independent” only if our board of directors affirmatively determines that he has no material relationship with us, either directly or as a partner, stockholder or officer of an organization that has a relationship with us. Ownership of a significant amount of our stock, by itself, does not constitute a material relationship.
Our board of directors has determined all of our current directors are “independent” in accordance with the Nasdaq rules, other than Mr. Lindberg, who serves full-time as our Chief Executive Officer and Mr. Read, who served as Executive Vice Chairman of the Company through April 2020.
Board Leadership Structure
Our board of directors has a general policy that the positions of Chairperson of the Board and Chief Executive Officer should be held by separate persons as an aid in the Board’s oversight of management. In the event that such positions are not separated a lead independent director would be elected. Currently, our leadership structure separates the offices of Chief Executive Officer and Chairman of the board of directors with Mr. Lindberg serving as our Chief Executive Officer and Mr. Ragatz serving as non-executive Chairman of the board. We believe this is appropriate as it provides Mr. Lindberg with the ability to focus on our day-to-day operations while allowing Mr. Ragatz to lead our board of directors in its fundamental role of providing advice to and oversight of management. Mr. Ragatz qualifies as independent under applicable rules and regulations of the SEC and Nasdaq.
Board and Board Committee’s Role in Risk Oversight
The board of directors has extensive involvement in the oversight of risk management related to us and our business and accomplishes this oversight through the regular reporting by the Audit and Risk Committee. The Audit and Risk Committee represents the board of directors in connection with financial risk oversight by periodically reviewing our accounting, financial reporting and financial practices, including the integrity of our financial statements, the soundness of our system of administrative and financial controls and our compliance with legal and regulatory requirements. Through its regular meetings with management, including the finance, legal, information technology and internal audit functions, the Audit and Risk Committee reviews and discusses all significant areas of our business and summarizes for the board of directors all areas of risk, including with respect to cybersecurity, and the appropriate mitigating factors. In addition, our board of directors receives periodic detailed operating performance reviews from management.
Our chief executive officer, president and other executive officers regularly report to the non-executive directors and the Board’s committees to ensure effective and efficient oversight of our activities and to assist in proper risk management and the ongoing evaluation of management controls. The Senior Director of Corporate Internal Audit & Enterprise Risk reports functionally and administratively to our chief financial officer and directly to the Audit and Risk Committee. We believe that the leadership structure of our board of directors provides appropriate risk oversight of our activities.
Our Compensation Committee is responsible for overseeing the management of risks relating to our executive compensation plans and arrangements. Our Nominating and Corporate Governance Committee is responsible for managing risks associated with the independence of the board of directors. While each committee is responsible for evaluating certain risks and overseeing the management of such risks, our full board of directors keeps itself regularly informed regarding such risks through committee reports and otherwise.

Compensation Risk Analysis and Stock Ownership Guidelines
The Compensation Committee reviews management’s annual assessment of our compensation programs for our executive officers as well as for our other employees to determine whether those programs encourage excessive risk taking that would create a material risk to our economic viability. Our compensation policies and practices (described in more detail under “Compensation Discussion and Analysis” and “Executive Compensation” below) balance short- and long-term goals and awards, as well as the mix of the cash and equity components. Based upon this review, the Compensation Committee believes the elements of our compensation programs do not encourage unnecessary or excessive risk-taking, and are not reasonably likely to have a material adverse effect on us in the future.
To the extent permitted by applicable law and the Nasdaq rules, the Compensation Committee may delegate its responsibilities to a subcommittee, and may authorize members of our Human Resources department to carry out certain administrative duties regarding our compensation programs.
For information on the processes and roles for determining compensation, including the role of the Compensation Committee’s independent consultant, Korn Ferry, and the role of our chief executive officer, in the consideration and determination of executive compensation, see “Compensation Discussion and Analysis” below.
Stock Ownership Guidelines. The Compensation Committee approved the implementation of formal stock ownership guidelines for our management team, which we adopted in September 2019. Pursuant to the guidelines, each of our executives with a title Vice President and above is required to own shares of our common stock having an aggregate fair market value equal to or greater than a multiple of their salary as set forth below (each as measured with reference to the base salary payable to each executive in the immediately preceding calendar year):
Title	Multiple of Base Salary
Chief Executive Officer	Five (5)
Executive Officer-Level / EVP	Three (3)
Senior Vice President and Vice President	Two (2)
For purposes of the guidelines, the base salary payable will include all base salary payable in a given calendar year (even if the payment of which is deferred to a later calendar year). For purposes of the guidelines, an executive’s holdings include: (i) shares owned separately by the executive or owned either jointly or with, or separately by, his or her immediate family, (ii) shares held in trust for the benefit of the executive or his or her immediate family members, (iii) shares purchased on the open market, (iv) shares obtained through stock option exercises (and not thereafter sold), (v) vested but unexercised stock options and (vi) shares of restricted stock and restricted stock units, in each case, whether vested or unvested, however, performance-vesting stock units (“PSUs”) are not included when calculating holdings. Executives have five years to attain the specified level of equity ownership. Executives must hold 50% “net shares” (shares left after the tax liability is settled) received from their equity awards until the guidelines are met. Our board of directors may waive compliance with the guidelines on a case-by-case basis where these guidelines would place a severe hardship on an individual, but it is anticipated that waivers will be rare.
We note that our Named Executive Officers, other than Ms. Mayo who joined us in November 2019, already maintain an equity ownership position, through direct stock ownership and/or the ownership of stock option and restricted stock unit awards. We believe that this ownership position as well as the implementation of formal guidelines provide significant incentives to ensure that the management team’s actions, and the actions of all those reporting to them, are focused on the creation of sustainable stockholder value and the avoidance of excessive risk.
Anti-Hedging Policy. Our insider trading policy prohibits our directors, officers and other employees from speculating in our stock, including trading in options, warrants, puts and calls, or similar derivative securities, selling our stock short and participating in hedging transactions. Our policy also prohibits (subject to very limited exceptions) our directors, officers and certain other employees from pledging our stock as collateral for a loan.
Committees of the Board of Directors
The standing committees of our board of directors include: the Audit and Risk Committee, the Compensation Committee, and the Nominating and Corporate Governance Committee. The composition and responsibilities of each standing committee are described below. Members will serve on these committees until their resignation or until otherwise determined by our board of directors. Current copies of the charters for each of these committees are available on our website at https://investors.groceryoutlet.com, under the “Corporate Governance” section.

Audit and Risk Committee
The members of our current Audit and Risk Committee are Mmes. Haben, Jaros, Mejía and Moody-Byrd and Messrs. Bachman, Herman and York. Mr. Bachman has served as Chairman of the Audit and Risk Committee since November 2019. Each member of the Committee qualifies as an independent director under the Nasdaq corporate governance standards, and as independent directors under the independence requirements of Rule 10A-3 of the Securities and Exchange Act of 1934, as amended (the “Exchange Act”). Our board of directors has determined that each of Messrs. Bachman and Herman and Ms. Mejía qualify as an “audit committee financial expert” as such term is defined in Item 407(d)(5) of Regulation S-K promulgated under the Exchange Act and satisfies the “financial sophistication” requirements in the corporate governance listing standards of Nasdaq. Additionally, each member of the Audit and Risk Committee satisfies the financial literacy requirements in the corporate governance listing standards of Nasdaq.
The purpose of the Audit and Risk Committee is to, among other things, assist our board of directors in overseeing and monitoring:
•	the quality and integrity of our financial statements,
•	our independent registered public accounting firm’s qualifications, compensation, performance and independence,
•	our compliance with legal and regulatory requirements,
•	our corporate compliance program,
•	our approach to risk assessment and risk management, including cybersecurity risk (as discussed above under, “Board and Board Committees’ Role in Risk Oversight”), and
•	the performance of our Senior Director of Corporate Internal Audit & Enterprise Risk.
Additionally, the Audit and Risk Committee is responsible for the preparation of the audit and risk committee report required by the SEC to be included in our proxy statement. The Audit and Risk Committee regularly meets in executive sessions with our independent registered public accounting firm outside the presence of management and also meets separately in executive sessions with members of management and with the Senior Director of Corporate Internal Audit & Enterprise Risk.
The Audit and Risk Committee is directly responsible for the appointment, compensation, retention, oversight of the work and termination of our independent registered public accounting firm. With respect to the annual selection or reappointment of our independent registered public accounting firm, the Audit and Risk Committee assesses the quality of the audit and determines whether the incumbent firm should continue as our independent registered public accounting firm. In that role, the Audit and Risk Committee reviews and evaluates the independent registered public accounting firm’s performance considering various factors, including (i) quality of services and sufficiency of resources, (ii) communication and interaction with the Audit and Risk Committee and management, (iii) the independent registered public accounting firm’s industry knowledge and experience, (iv) the quality and performance of the lead engagement partner and other professionals on the audit team, and (v) the independent registered public accounting firm’s independence, objectivity and professional skepticism. As a result of this evaluation, the Audit and Risk Committee has selected Deloitte & Touche, LLP, our independent registered public accounting firm since 2007, to continue as our independent registered public accounting firm for the 2021 fiscal year and is submitting this selection for ratification by our stockholders. The Audit and Risk Committee believes there are significant benefits to having an independent registered public accounting firm with an extensive history with the Company. These include:
•
Higher quality audit work and accounting advice due to Deloitte & Touche LLP’s institutional knowledge of and familiarity with our business and operations, accounting policies and financial systems, and internal control framework.

•	Operational efficiencies and a resulting lower fee structure because of Deloitte & Touche LLP’s history and familiarity with our business.
In addition, the Audit and Risk Committee oversees the process for evaluation and selection of the lead audit engagement partner every five years.

Compensation Committee
The members of our current Compensation Committee are Messrs. Alterman, Matthews, Ragatz and York. Mr. Alterman has served as Chairman of the Compensation Committee since November 2019. All of the members of the Compensation Committee are independent under applicable rules and regulations of the SEC and Nasdaq. In addition, each member of the Compensation Committee qualifies as a “non-employee director” within the meaning of Section 16 of the Exchange Act. The Compensation Committee has the authority to delegate any of its responsibilities, along with the authority to take action in relation to such responsibilities, to one or more subcommittees as the Compensation Committee may deem appropriate in its sole discretion, subject to applicable law, rules and regulations.
The purpose of the Compensation Committee is to assist our board of directors in discharging its responsibilities relating to, among other things:
•	setting our compensation program and compensation of our executive officers and directors,
•	reviewing management’s assessment of whether risks arising from our compensation policies and practices are reasonably likely to have a material adverse effect on us,
•	monitoring our incentive and equity-based compensation plans,
•
preparing the Compensation Committee report required to be included in our proxy statement under the rules and regulations of the SEC, which includes a recommendation to the full board of directors that the Compensation, Discussion and Analysis be included in the annual proxy statement, and

•	oversee and approve our management succession planning process.
Nominating and Corporate Governance Committee
The members of our current Nominating and Corporate Governance Committee are Mme. Haben and Messrs. Herman, Matthews and Ragatz. Mr. Ragatz has served as Chairman of the Nominating and Corporate Governance Committee since June 2019. All of the members of the Nominating and Corporate Governance Committee are determined to be independent under applicable rules and regulations of the SEC and Nasdaq.
The purpose of our Nominating and Corporate Governance Committee is to assist our board of directors in discharging its responsibilities relating to, among other things:
•	identifying individuals qualified to become new board members, consistent with criteria approved by the board of directors,
•	developing and monitoring the effectiveness of a set of corporate governance principles,
•
reviewing the qualifications of incumbent directors to determine whether to recommend them for reelection and selecting, or recommending that the board of directors select, the director nominees for the next annual meeting of stockholders,

•
identifying board members qualified to fill vacancies on any board of directors committee and recommending that the board of directors appoint the identified member or members to the applicable committee,

•	overseeing the evaluation of the board of directors, and
•	handling such other matters that are specifically delegated to the committee by the board of directors from time to time.
Additionally, initial assignment of ESG oversight has been given to the Nominating and Corporate Governance Committee.
Code of Business Conduct and Ethics
We have adopted a Code of Business Conduct and Ethics (the “Code of Ethics”) applicable to all employees, executive officers and directors that addresses legal and ethical issues that may be encountered in carrying out their duties and responsibilities, including the requirement to report any conduct they believe to be a violation of the Code of Ethics. The Code of Ethics is available on the Company / Investor Relations / Corporate Governance page of our website, https://investors.groceryoutlet.com. The information available on or through our website is not part of this Proxy Statement. If we ever were to amend or waive any provision of our Code of Ethics that applies to our principal executive officer, principal financial officer, principal accounting officer or any person performing similar functions, we intend to satisfy our disclosure obligations with respect to any such waiver or amendment by posting such information on our Internet website set forth above rather than by filing a Form 8-K.
Corporate Governance Guidelines
Our board of directors has adopted corporate governance guidelines which describe the principles and practices that our board of directors will follow in carrying out its responsibilities. These guidelines cover a number of areas including the role and responsibilities, size and composition of the board, independence of directors, selection of chairperson of the board, conflicts of interest, change in present job responsibility, retirement age of directors, director orientation and continuing education, lead director role, term limits, board meetings, board committees, expectations of directors, management succession planning, evaluation of board performance, board compensation, communications with stockholders, implementation of stockholder agreements, communications with non-management directors.
A copy of our corporate governance guidelines is available on our website at https://investors.groceryoutlet.com under the “Corporate Governance” section.
Meetings and Attendance
During the Fiscal Year 2020 there were seven meetings of the board of directors, nine meetings of the Audit and Risk Committee, seven meetings of the Compensation Committee and five meeting of the Nominating and Corporate Governance Committee. Each of our directors attended at least 75% of the aggregate meetings of the board of directors and the committees of the board of directors on which they served during the period they served in Fiscal Year 2020. In addition, our independent directors regularly meet in executive session. The Chairman of the Board, currently Mr. Ragatz, chairs these executive sessions of independent directors.
We strongly encourage our board of directors to attend our annual meetings of stockholders. Nine of our then eleven members attended our 2020 annual meeting of stockholders.
Compensation Committee Interlocks and Insider Participation
Compensation decisions are made by our Compensation Committee. None of our current or former executive officers or employees currently serves, or has served during our last completed fiscal year, as a member of our Compensation Committee and, during that period, none of our executive officers served as a member of the Compensation Committee (or other committee serving an equivalent function) of any other entity whose executive officers served as a member of our board of directors.
We have entered into indemnification agreements with our directors as described in “Certain Relationships and Related Party Transactions—Indemnification of Directors and Officers.” In addition, until May 2020, we were parties to certain transactions with an affiliate of H&F as described in “Certain Relationships and Related Party Transactions—Stockholders Agreement”. While Mr. Ragatz is a Partner at H&F, he did not have a material interest in such transactions and H&F is no longer a stockholder of the Company.
Director Compensation
Pursuant to our non-employee director compensation policy, cash and equity compensation is paid or made, as applicable, to each member of our board of directors who is not an employee of us or any parent or subsidiary of us, (each, a “Non-Employee Director”). During Fiscal Year 2020, our non-employee director compensation policy also excluded employees of H&F or its affiliates (excluding portfolio companies) from receiving compensation, however, that restriction has been removed beginning in Fiscal Year 2021 since H&F no longer holds shares of our Common Stock.

Under our current non-employee director compensation policy, each Non-Employee Director is entitled to receive an annual retainer of $75,000 and a Non-Employee Director serving as chairperson or vice chairperson of our board of directors is entitled to receive an additional annual retainer of $100,000 for such service. In addition, our current non-employee director compensation policy provides that each Non-Employee Director is entitled to receive additional annual retainers as shown in the following table, as applicable.
	Member	Chair
Audit and Risk Committee	$15,000	$25,000
Compensation Committee	$10,000	$15,000
Nominating and Corporate Governance Committee	$7,500	$10,000
The annual retainers are earned on a quarterly basis based on a calendar quarter and paid by us in arrears prior to the fifth business day following the end of each calendar quarter.
The current non-employee director compensation policy provides that each Non-Employee Director will be granted an annual restricted stock unit award under our 2019 Incentive Plan (the “2019 Incentive Plan”) with respect to a number of shares of our common stock having a grant date fair market value of $100,000 (rounded up to the next whole share). Non-Employee Directors who join the Board mid-year generally receive a prorated grant. Subject to the Non-Employee Director’s continued service with us on the applicable vesting date, the annual restricted stock unit awards will generally vest in full over twelve months or in full upon a change in control. Upon vesting, the annual restricted stock unit grant will be settled in shares of our common stock within 30 days of the date on which the relevant vesting date occurs. The number of shares underlying the annual restricted stock unit grant is calculated by dividing $100,000 by the fair market value as of our common stock (which is the closing price of a share of our common stock on Nasdaq) on the date the annual restricted stock unit grant is granted.
Under our current non-employee director compensation policy, none of our directors receive separate compensation for attending meetings of our board of directors or any committees thereof. All directors are reimbursed for travel and other expenses directly related to director activities and responsibilities.
The following table summarizes the compensation paid to or earned by our directors in Fiscal Year 2020.
Name	Fees Earned or Paid in Cash ($)(1)	Stock Awards ($)(2)	All Other Compensation ($)(3)	Total ($)
Kenneth W. Alterman	90,000	100,019	19,740	209,759
John E. (Jeb) Bachman	100,000	112,890	—	212,890
Mary Kay Haben	97,500	112,890	—	210,390
Thomas F. Herman	91,171	100,019	19,740	210,930
Carey F. Jaros	29,158	30,430	—	59,588
Norman S. Matthews	92,500	100,019	19,740	212,259
Maria Fernanda Mejía(4)	—	—	—	—
Gail Moody-Byrd(4)	—	—	—	—
Erik D. Ragatz(5)	—	—	—	—
S. MacGregor Read, Jr.(6)	175,000	100,019	494,582	769,601
Jeffrey York	100,000	100,019	19,740	219,759
Matthew B. Eisen(7)	—	—	—	—
Sameer Narang(7)	—	—	—	—
(1)	The following table provides further detail for fees earned during 2020:
Name	2020 Board Retainer Fee	2020 Board Committee Membership Fees	2020 Board Chair, Vice Chair or Committee Chair Fee
Kenneth W. Alterman	75,000	—	15,000
John E. (Jeb) Bachman	75,000	—	25,000
Mary Kay Haben	75,000	22,500	—
Thomas F. Herman	75,000	16,171	—
Carey F. Jaros	24,298	4,860	—
Norman S. Matthews	75,000	17,500	—
S. MacGregor Read, Jr.	75,000	—	100,000
Jeffrey York	75,000	25,000	—

Ms. Jaros was elected to our board of directors effective September 4, 2020 and received pro-rated annual retainer fees in Fiscal Year 2020 for her service as a director and member of the Audit and Risk Committee.
(2)
Amounts reported in the “Equity Awards” column represent the grant date fair value of restricted stock units granted. These amounts do not reflect actual amounts that may be paid to or realized by the director. See Note 7, Share-based Awards to our consolidated financial statements contained in our 2020 Annual for a discussion of all assumptions made by us in determining the Financial Accounting Standards Board (“FASB”) Accounting Standards Codification (“ASC”) Topic 718 values of our equity awards.

Each of Messrs. Alterman, Herman, Matthews, Read and York was granted a restricted stock unit award on May 13, 2020 (with a vesting commencement date of March 1, 2020) with respect to 2,712 shares of our common stock, pursuant to our non-employee director compensation policy and the terms of the 2019 Incentive Plan. Mr. Bachman and Ms. Haben were each granted a restricted stock unit award on May 13, 2020 (with a vesting commencement date of March 1, 2020) with respect to 3,061 shares of our common stock, pursuant to our non-employee director compensation policy and the terms of the 2019 Incentive Plan. The incremental 349 shares awarded to Mr. Bachman and Ms. Haben were to compensate them on a pro-rated basis for their services as directors during the 2019 Fiscal Year, since they joined the board of directors in November 2019. Ms. Jaros was granted a restricted stock unit award on September 8, 2020 (with a vesting commencement date of September 8, 2020) with respect to 760 shares of our common stock, pursuant to non-employee director compensation policy and the terms of the 2019 Incentive Plan. Ms. Jaros joined our board of directors on September 4, 2020 and her restricted stock until award was appropriately pro-rated for Fiscal Year 2020.
(3)
In connection with the 2018 Dividend (as defined and described in “Executive Compensation—Compensation Discussion and Analysis”), we made cash payments in the amount of $19,740 on January 6, 2020 to each of Messrs. Alterman, Herman, Matthews and York, in respect of restricted stock units each such person held that vested on December 31, 2018.

(4)	Mmes. Mejía and Moody-Byrd were each elected to our board of directors effective January 18, 2021.
(5)
Mr. Ragatz did not receive any compensation for his service on our board of directors during Fiscal Year 2020 due to his employment with H&F. Commencing on January 3, 2021 (the first day of Fiscal Year 2021) Mr. Ragatz will receive the annual non-employee director restricted stock unit grant described above. He has elected to forgo the annual cash retainer fee of $100,000 payable to him in connection with his service as Chairman of the Board and has elected to donate the other board and committee annual retainer fees payable to him (equal to $95,000) to our Touching Lives Foundation.

(6)
See “Transition Agreement with Mr. Read” below for a discussion of Mr. Read’s compensation as a non-employee director. Mr. Read’s “Other Compensation” includes: (i) $172,930 in salary paid to Mr. Read prior to his transition from an officer to non-executive Vice Chairman in April 2020; (ii) $320,754 in a bonus under the 2020 Annual Incentive Program; (iv) $750 in the Company’s contribution to his health savings account; and (v) $149 in Company-paid group term life insurance.

(7)
Messrs. Eisen and Narang resigned from our board of directors on September 2, 2020. Prior to their resignation, they did not receive any compensation for their service on our board of directors due to their employment with H&F

Transition Agreement with Mr. Read
On January 6, 2020, Mr. Read informed us of his decision to transition to the newly created non-executive role of Vice Chairman of our board of directors, effective as of April 1, 2020. In connection with this transition, we entered into a letter agreement with Mr. Read.
Following his transition to the non-executive role of Vice Chairman of our board of directors and effective as of April 1, 2020, Mr. Read was and continues to be compensated in the same manner as other Non-Employee Directors pursuant to our non-employee director compensation policy for his service as a member of our board of directors (including, as applicable, his service as a member of any committee of our board of directors). In addition, while Mr. Read remains non-executive Vice Chairman of our board of directors, Mr. Read receives an annual cash retainer of $100,000 for such service. For purposes of Fiscal Year 2020, Mr. Read’s compensation for service as a member of our board of directors was calculated without proration so as to include service as a member of our board of directors in Fiscal Year 2020 prior to April 1, 2020.
For purposes of Mr. Read’s outstanding option award agreements, Mr. Read’s transition to Vice Chairman of our board of directors did not constitute a Termination (as defined in the 2019 Incentive Plan) or a termination of Employment (as defined in our predecessor plan, the 2014 Stock Incentive Plan (the “2014 Stock Plan”)). Mr. Read’s outstanding options shall continue to vest based on his continued service as a member of our board of directors, with such Termination, or termination of Employment, as applicable, occurring upon cessation of Mr. Read’s service on our board of directors. In the event of a termination of Mr. Read’s service as a director as a result of his not being re-elected to our board of directors, or his death or disability, (i) all of Mr. Read’s (A) outstanding unvested time-based options shall become fully vested upon the date of such termination of service and (B) outstanding unvested performance-based options shall remain outstanding and eligible to vest pursuant to the terms of the applicable option agreement and (ii) the options will remain outstanding through the applicable option expiration date.
In respect of our Fiscal Year 2020, subject to Mr. Read’s continued employment through April 1, 2020, Mr. Read was eligible and did receive a pro-rata portion of his bonus in the amount of $320,754, based on performance under the 2020 Annual Incentive Program.

Director Deferral Program
On November 6, 2020, the Compensation Committee approved the Grocery Outlet Holding Corp. Directors Deferral Plan (the “Deferral Plan”). All of our current Non-Employee Directors are eligible to participate in the Deferral Plan. Under the terms of the Deferral Plan, Non-Employee Directors may elect to defer all of their annual cash compensation and/or all of the Company shares issued upon settlement of their annual restricted stock unit award, in each case, in the form of deferred stock units (“DSUs”) credited to an account maintained by us. The number of DSUs credited in respect of annual cash compensation is determined by dividing the dollar amount of the deferred cash compensation by the fair market value of a share of our common stock on the date the cash compensation would otherwise have been paid to the director. DSUs are awarded from, and remain subject to the terms of, the 2019 Incentive Plan.
Each DSU represents the right to receive a number of shares of our common stock equal to the number of DSUs initially credited to the director’s account plus the number of DSUs credited as a result of any dividend equivalent rights (to which DSUs initially credited to a director’s account are entitled). Directors may elect that settlement of DSUs be made or commence on (i) the first business day in a year following the year for which the deferral is made, (ii) following termination of service on the Board or (iii) the earlier of (i) or (ii). Directors may elect that DSUs be settled in a single one-time distribution or in a series of up to 15 annual installments. In addition, DSU accounts will be settled upon a Change in Control (as defined in the 2019 Incentive Plan) or upon a director’s death. Notwithstanding the foregoing, with respect to Mr. Read only, he will forfeit the right to settlement of his DSUs to the extent that the DSUs would otherwise be settled upon a Change in Control that occurred prior to a specified date.
Communications with the Board of Directors
Stockholders may initiate in writing any communication with our board of directors or any individual director by sending the correspondence to our General Counsel, c/o Grocery Outlet Holding Corp., 5650 Hollis Street, Emeryville, CA, 94608. This centralized process assists our board of directors in reviewing and responding to stockholder communications in an appropriate manner. The General Counsel shall initially review and compile all such communications and may summarize such communications prior to forwarding to the to the appropriate party.
Our General Counsel will not forward communications that are not relevant to the duties and responsibilities of the board of directors, including spam, junk mail and mass mailings, product or service inquiries, new product or service suggestions, resumes or other forms of job inquiries, opinion surveys and polls, business solicitations or advertisements, or other frivolous communications.
Director Nomination Process
Minimum Qualifications of Directors
The Nominating and Corporate Governance Committee of the board of directors is responsible for facilitating director assessments, identifying skills and expertise that candidates should possess, and screening, selecting and recommending candidates for approval by the board of directors. The Nominating and Corporate Governance Committee may solicit recommendations for nominees from other members of the board and management. Our Nominating and Corporate Governance Committee may also retain professional search firms to identify candidates. The Nominating and Corporate Governance Committee seeks to identify as candidates for director persons with a reputation for and record of integrity and good business judgment. The Nominating and Corporate Governance Committee considers the nature of the expertise and experience required for the performance of the duties of a director of the Company, and such matters as the candidate’s relevant business and industry experience, professional background, age, current employment, community service and other board service. The Nominating and Corporate Governance Committee shall also consider the racial, ethnic and gender diversity of the board of directors.
In addition, the committee shall take into account all factors it considers appropriate in recommending candidates for election to the board of directors, which may include:
•
ensuring that the board of directors, as a whole, is appropriately diverse and consists of individuals with various and relevant career experience, relevant technical skills, industry knowledge and experience, financial expertise (including expertise that could qualify a director as an “audit committee financial expert”), local or community ties;

•	minimum individual qualifications, including strength of character, mature judgment, familiarity with the Company’s business and industry, independence of thought and ability to work collegially; and

•	the extent to which the candidate would fill a present need on the board of directors.
Nomination Rights and Support Obligations under our Amended and Restated Stockholders Agreement
Our Amended and Restated Stockholders Agreement provides, among other terms, that the Executive Stockholders (as defined in the Amended and Restated Stockholders Agreement) and the Read Trust Rollover Stockholders (as defined in the Amended and Restated Stockholders Agreement), trusts controlled by Mr. Lindberg, Mr. Read or members of their immediate family, acting together by majority vote, will have the right to nominate one person (such person, the “Stockholder Nominee”) to our board of directors for so long as such stockholders collectively own at least 5% of our outstanding shares of common stock. The Amended and Restated Stockholders Agreement also provides that our Chief Executive Officer will be nominated to our board of directors. The Stockholder Nominee, Mr. Read, is currently a Class II director and the Chief Executive Officer, Mr. Lindberg, is currently a Class III director.
Pursuant to the Amended and Restated Stockholders Agreement, we must include the Stockholder Nominee and the Chief Executive Officer nominee on the slate that is included in our proxy statements relating to the election of directors of the class to which such persons belong and provide the highest level of support for the election of each such persons as we provide to any other individual standing for election as a director. In addition, each stockholder party to the Amended and Restated Stockholders Agreement agrees to vote in favor of the Company slate that is included in our proxy.
Mr. Read was nominated by the Executive Stockholders and the Read Trust Rollover Stockholders pursuant to the Amended and Restated Stockholders Agreement.
In the event that the Stockholder Nominee ceases to serve as a director for any reason (other than the failure of our stockholders to elect such individual as a director), the persons entitled to designate such nominee director under the amended and restated stockholders agreement are entitled to appoint another nominee to fill the resulting vacancy.

STOCKHOLDER PROPOSALS AND DIRECTOR NOMINATIONS
FOR THE 2022 ANNUAL MEETING OF STOCKHOLDERS
Stockholders wishing to include a proposal for stockholder consideration in our 2022 proxy statement or bring business before our annual meeting of stockholders in 2022 must send notice to our Corporate Secretary at our principal executive offices at 5650 Hollis Street, Emeryville, CA 94608 by registered, certified, or express mail and provide the required information and follow the other procedural requirements described below.
Stockholder Proposals for Inclusion in our 2022 Proxy Statement.
Stockholders who wish to present a proposal in accordance with SEC Rule 14a-8 for inclusion in our proxy materials to be distributed in connection with our 2022 annual meeting of stockholders must submit their proposals in accordance with that rule so that they are received by our Corporate Secretary at the address set forth above no later than the close of business on December 24, 2021. If the date of our 2022 annual meeting is more than 30 days before or after June 7, 2022, then the deadline to timely receive such material shall be a reasonable time before we begin to print and send our proxy materials. Failure to deliver a proposal in accordance with this procedure may result in it not being deemed timely received. As the rules of the SEC make clear, simply submitting a timely proposal does not guarantee that it will be included in our proxy materials.
Other Stockholder Proposals or Nominations for Presentation at the 2022 Annual Meeting of Stockholders
Our bylaws provide procedures by which a stockholder may bring business before any meeting of stockholders or nominate individuals for election to our board of directors at an annual meeting of stockholders. If a stockholder wishes to bring business to a meeting for consideration other than a matter brought pursuant to SEC Rule 14a-8 or to nominate one or more persons for election to our board of directors, the stockholder must deliver a written notice to our Corporate Secretary at the address written above and provide the information required by the provisions of our bylaws dealing with stockholder proposals or director nominations. The notice of such a proposal or director nomination must be delivered to (or mailed to and received at) the address set forth above no later than March 9, 2022 and no earlier than February 7, 2022, unless our 2022 annual meeting of stockholders is to be held more than 30 days before, or more than 70 days after, June 7, 2022, in which case the stockholder’s notice must be delivered not earlier than the close of business on the 120th day prior to the 2022 annual meeting and not later than the close of business on the later of the 90th day prior to the 2022 annual meeting or the 10th day after public announcement of the date of the 2022 annual meeting is first made by the Company. Public announcement of an adjournment or postponement of an annual meeting shall not commence a new time period for the giving of stockholder notice. If the number of directors to be elected to the board of directors at an annual meeting is increased and there is no public announcement by the Company naming all of the nominees for director or specifying the size of the increased board of directors by February 27, 2022, then a stockholder’s notice shall be considered timely, but only with respect to nominees for any new positions created by such increase, if it is received by the Corporate Secretary not later than the close of business on the tenth calendar day following the day on which such public announcement is first made by the Company. The requirements for such stockholder’s notice are set forth in our bylaws, which are posted in the Corporate Governance section of the Investor Relations page on our website at https://investors.groceryoutlet.com.
Candidates proposed by stockholders in accordance with the procedures set forth in the Company’s bylaws will be considered by the Nominating and Corporate Governance Committee under criteria similar to the evaluation of other candidates set forth above in “—Minimum Qualifications of Directors.” Candidates submitted this way may include an analysis of the candidate from our management. Any stockholder making a nomination in accordance with the foregoing process will be notified of the Nominating and Corporate Governance Committee’s decision.
Certain stockholders have director nomination rights pursuant to our Amended and Restated Stockholders Agreement. See “—Nomination Rights and Support Obligations under our Amended and Restated Stockholders Agreement” above for more information.

AUDIT AND RISK COMMITTEE REPORT
The Audit and Risk Committee of the board of directors assists the board of directors in performing its oversight responsibilities for our financial reporting process and audit process as more fully described in the Audit and Risk Committee’s charter. Management has the primary responsibility to establish and maintain a system of internal control over financial reporting, for the financial statements and the reporting process. Our independent registered public accounting firm is responsible for performing an independent audit of our financial statements and internal control over financial reporting in accordance with the auditing standards of the Public Company Accounting Oversight Board (United States) and to issue reports thereon. The Audit and Risk Committee does not provide any expert or other special assurance as to the Company’s financial statements or any expert or professional certification as to the work of our independent registered public accounting firm.
In the performance of its oversight function, the Audit and Risk Committee reviewed and discussed our audited financial statements and reporting process for the fiscal year ended January 2, 2021 with the Company’s management and our independent registered public accounting firm. In addition, the Audit and Risk Committee has discussed with the independent registered public accounting firm, with and without management present, our internal controls over financial reporting and overall quality of our financial reporting. The Audit and Risk Committee also discussed with our independent registered public accounting firm the matters required to be discussed by the applicable requirements of the Public Company Accounting Oversight Board and the SEC. The Audit and Risk Committee received and reviewed the written disclosures and the letter from our independent registered public accounting firm required by the applicable requirements of the Public Company Accounting Oversight Board regarding the accounting firm’s communications with the Audit and Risk Committee concerning independence and has discussed with our independent registered public accounting firm that firm’s independence and considered whether any non-audit services provided by the independent registered public accounting firm are compatible with maintaining its independence. Based on the review and discussions with management and our independent registered public accounting firm described above, the Audit and Risk Committee recommended to the board of directors that the audited financial statements be included in our Annual Report on Form 10-K for the fiscal year ended January 2, 2021 filed with the SEC.
Audit and Risk Committee

John E. Bachman, Chairman Mary Kay Haben Thomas F. Herman Carey F. Jaros Maria Fernanda Mejía Gail Moody-Byrd Jeffrey York
The foregoing report of the Audit and Risk Committee does not constitute soliciting material and shall not be deemed filed, incorporated by reference into or a part of any other filing by the Company (including any future filings) under the Securities Act of 1933, as amended (the “Securities Act”), or the Exchange Act, except to the extent the Company specifically incorporates such report by reference therein.

COMPENSATION COMMITTEE REPORT
We have reviewed and discussed the Compensation Discussion and Analysis with management. Based on our review and discussion with management, the Compensation Committee recommended to our board of directors that the Compensation Discussion and Analysis be included in this Proxy Statement.
Compensation Committee

Kenneth W. Alterman, Chairman Norman S. Matthews Erik D. Ragatz Jeffrey York
The foregoing report of the Compensation Committee does not constitute soliciting material and shall not be deemed filed, incorporated by reference into or a part of any other filing by the Company (including any future filings) under the Securities Act or the Exchange Act, except to the extent the Company specifically incorporates such report by reference therein.

EXECUTIVE OFFICERS
The following table sets forth information about our executive officers as of April 12, 2021:
Name	Age	Position
Eric J. Lindberg, Jr.	50	Chief Executive Officer and Director
Robert Joseph Sheedy, Jr.	46	President
Charles C. Bracher	48	EVP, Chief Financial Officer
Andrea R. Bortner	59	EVP, Chief Human Resources Officer
Pamela B. Burke	53	EVP, Chief Administrative Officer, General Counsel and Secretary
Heather L. Mayo	57	EVP, Chief Sales and Merchandising Officer, East
Brian T. McAndrews	60	SVP, Chief New Store Development Officer
Thomas H. McMahon	59	EVP, Chief Sales and Merchandising Officer, West
Steven K. Wilson	57	SVP, Chief Purchasing Officer
Set forth below is a brief description of the business experience of our executive officers. All of our officers serve at the discretion of our board of directors.
Eric J. Lindberg, Jr. has served as our Chief Executive Officer since January 2019 and as a director since January 2006. Previously, from January 2006 to December 2018, Mr. Lindberg served as our Co-Chief Executive Officer. Prior to being appointed Co-Chief Executive Officer, Mr. Lindberg served in various positions with us since 1996. As our Chief Executive Officer, Mr. Lindberg brings to our board of directors significant senior leadership, and his detailed knowledge of our operations, finances, strategies and industry garnered over his 24-year tenure with us makes him well qualified to serve as our Chief Executive Officer and as a member of the board of directors. Mr. Lindberg and S. MacGregor Read Jr., the Vice Chairman of our board of directors, are cousins by marriage.
Robert Joseph Sheedy, Jr. has served as our President since January 2019. Mr. Sheedy previously served as our Chief Merchandise, Marketing & Strategy Officer from April 2017 to December 2018, our Chief Merchandise & Strategy Officer from March 2014 to April 2017 and our Vice President, Strategy from April 2012 to February 2014. Before joining us, Mr. Sheedy served in various roles at Staples Inc., an office supply company, from 2005 to 2012, most recently as their Vice President, Strategy.
Charles C. Bracher has served as our EVP, Chief Financial Officer since August 2012. Before joining us, Mr. Bracher served in various roles at Bare Escentuals, Inc., a mineral cosmetics company, from 2005 to 2012, most recently as Chief Financial Officer. Mr. Bracher began his career in the Investment Banking Division of Goldman, Sachs & Co.
Andrea R. Bortner has served as our EVP, Chief Human Resources officer since March 2020. Before joining us, Ms. Bortner served as Chief Human Resources Officer at Maxar Technologies, Inc., a space technology company, from August 2016 to October 2019 and as Chief Human Resources Officer at Catalina, an advertising and marketing company, from August 2012 to June 2016.
Pamela B. Burke has served as our EVP, Chief Administrative Officer, General Counsel and Secretary since January 2019 and previously served as our General Counsel and Secretary from June 2015 to December 2018. Before joining us, Ms. Burke served in various management positions at CRC Health Group, Inc., a provider of specialized behavioral health services, most recently as Senior Vice President of Legal, HR and Risk from April 2010 to February 2015. Prior to CRC Health Group, Ms. Burke was a partner of DLA Piper.
Heather L. Mayo has served as our EVP, Chief Sales and Merchandising Officer, East since August 2020 and previously served as Executive Vice President of Sales and Merchandising, East from October 2019 to August 2020. Before joining us, Ms. Mayo served as Chief Merchandising Officer of Boxed, a wholesale retailer, from November 2016 to September 2017. Ms. Mayo served in various roles in merchandising and operations at Sam’s Club, a division of Walmart, from 2004 to 2016, most recently as their Senior Vice President, Operations for the West Division from February 2015 to March 2016 and as Senior Vice President, Operations for the South Division from August 2014 to February 2015.

Brian T. McAndrews has served as our SVP, Chief New Store Development Officer since August 2020 and previously served as Senior Vice President of Store Development overseeing all company real estate functions from July of 2018 to August 2020. Before joining us, Mr. McAndrews served as Chief Real Estate Officer at Conn’s Home Plus from June 2017 to June 2018 and as Senior Vice President, Global Real Estate & Construction at Dollar Financial Corporation from February 2010 to June 2017.
Thomas H. McMahon has served as our EVP, Chief Sales and Merchandising Officer, West since August 2020 and previously served as Executive Vice President of Sales and Merchandising from January 2017 to August 2020 and as our Vice President of Sales and Merchandising from December 2008 to December 2016. Before joining us in 2008, Mr. McMahon was the Chief Executive Officer and Chief Operating Officer of T Street Incorporated, a retail specialty company. On February 25, 2021, Mr. McMahon notified us that he will be leaving the Company on or about August 13, 2021 to pursue other opportunities. Prior to his departure, the Company will work in tandem with Mr. McMahon to ensure a smooth transition of his responsibilities.
Steven K. Wilson has served as our SVP, Chief Purchasing Officer since August 2020 and previously served as Senior Vice President of Purchasing from February 2018 to August 2020 and as our Vice President of Purchasing from July 2006 to January 2018. Prior to being appointed Vice President of Purchasing, Mr. Wilson served in various positions of increasing responsibility with us since 1994.
Our executive officers are appointed by our board of directors and serve until their successors have been duly appointed and qualified or their earlier resignation or removal.

EXECUTIVE COMPENSATION
COMPENSATION DISCUSSION AND ANALYSIS
This Compensation Discussion and Analysis provides an overview of our executive compensation philosophy, the overall objectives of our executive compensation program and each material element of compensation for the fiscal year ended January 2, 2021 that we provided to each person who served during Fiscal Year 2020 as our principal executive officer, as our principal financial officer and for our three most highly compensated executive officers employed at the end of 2020, all of whom we refer to collectively as our “Named Executive Officers” or “NEOs.”
Our Named Executive Officers for the Fiscal Year 2020 were as follows:
Name	Position
Eric J. Lindberg, Jr.	Chief Executive Officer
Charles C. Bracher	EVP, Chief Financial Officer
Robert Joseph Sheedy, Jr.	President
Pamela B. Burke	EVP, Chief Administrative Officer, General Counsel and Secretary
Heather L. Mayo	EVP, Chief Sales and Merchandising Officer
The Compensation Committee of our Board of Directors administers our executive officer compensation programs. Each member of the Committee is “independent” under Nasdaq listing standards and is a “non-employee director” within the meaning of Section 16 of the Exchange Act.
Executive Summary and Fiscal Year 2020 Highlights
The Fiscal Year 2020 was our first full year as a public company, and we demonstrated our ability to navigate extreme external factors, including our response to and support through the COVID-19 global pandemic and national social and environmental challenges. We and our Independent Operators were grateful to provide support and service as an essential business in established and new markets. Despite the difficulties posed by the COVID-19 pandemic, we maintained a stable business operation, skillfully shifting to a remote workforce where possible.
We also continued to attract talent needed to fulfill our strategy, adding three new executive roles, Chief Human Resource Officer, Chief Information Officer and Chief Supply Chain Officer. In addition, we added three new and diverse members to our Board of Directors, while transitioning our Executive Vice-Chairman to a newly created non-executive role of Vice Chairman of the Board.
Our Fiscal Year 2020 highlights reflect strong execution during an unpredictable environment, and our continued focus on building our capability to scale our business and deliver on our strategy, while also reinvesting in our business. We achieved significant business performance, which resulted in incentive compensation that significantly exceeded target performance goals. Financial highlights from the Fiscal Year 2020 include:
•	Net sales increased by 22.5% to $3.13 billion.
•	Comparable store sales increased by 12.7% on a 52-week basis compared to a 5.2% increase in the comparable period last year.
•	We opened 35 new stores and closed two stores during the year.
•	Net income increased 592.1% to $106.7 million, or $1.08 per diluted share.
•	Adjusted net income[1] increased 86.9% to $112.7 million, or $1.14 per non-GAAP diluted share.
•	Adjusted EBITDA[1] increased 32.4% to $222.9 million.
Except where noted, each of the above comparisons is based on a 53-week Fiscal Year 2020 versus a 52-week Fiscal Year 2019. For more complete information regarding our 2020 performance, please review our 2020 Annual Report.
1
Adjusted EBITDA and non-GAAP adjusted net income are non-GAAP financial measures, which exclude the impact of certain special items. For supplemental information about these numbers and a reconciliation of adjusted EBITDA and non-GAAP adjusted net income to net income computed in accordance with GAAP see “Management’s Discussion and Analysis of Financial Condition and Results of Operations—GAAP to Non-GAAP Reconciliations” included in our Annual Report on Form 10-K for the fiscal year ended January 2, 2021.

Summary of Fiscal Year 2020 Compensation. For Fiscal Year 2020, our pay mix consisted of (i) base salary, (ii) an annual performance-based cash bonus based on our achievement of adjusted EBITDA (as defined below) and comparable store sales performance goals, and (iii) long-term equity incentives consisting of time-vesting restricted stock units (sometimes referred to as “RSUs”) and performance-vesting stock units (“PSUs”) based on our achievement of Revenue and adjusted EBITDA growth goals over a three-year performance period.
The Role of Stockholder Say-on-Pay Votes
We provide our stockholders with the opportunity to cast an annual advisory vote on executive compensation (a Say-on-Pay proposal), which frequency is based on the preference expressed by our stockholders at our first annual meeting held in June 2020. We plan to present an annual opportunity for stockholders to vote on this matter until at least the next “Say-on-Pay” frequency vote, which will be held at our 2026 annual meeting. In the 2020 Say-on-Pay vote more than 98% of the votes cast at that meeting were voted in favor of the compensation of our NEOs, as described in the proxy statement for the 2020 annual meeting. Accordingly, the Compensation Committee believes that this affirms stockholder support for our executive compensation policies and practices, and no material changes were made to such policies and practices in 2020 or 2021 as a result of our Say-on-Pay proposal and voting results for 2020. The Compensation Committee will continue to consider the results of future Say-on-Pay votes, including results for the current year when available, when making future compensation decisions for our NEOs.
Executive Compensation Objectives and Philosophy
Our compensation philosophy is the foundation for evaluating and improving the effectiveness of our executive compensation program. The following are the core elements of our executive compensation philosophy:
Goal-oriented
Our executive compensation program rewards the achievement of specific short-term (annual), long-term, and strategic goals. Our executives’ interests are aligned with those of our investors by further rewarding performance achieved above established goals.

Market competitive
Compensation levels and programs for executives, including the Named Executive Officers, should be competitive, relative to the marketplace in which we operate. It is important for us to leverage an understanding of what constitutes competitive pay in our market and build unique strategies to attract and retain the high caliber talent we require to manage and successfully grow our Company.

Performance-based	The majority of our executive compensation should be performance-based pay that is “at risk,” based on short-term and long-term goals, which reward both organizational and individual performance.

Investor-aligned	Incentives should be structured to create a strong alignment between executives and investors on both a short-term and a long-term basis, each within our risk framework.

Financially efficient	Pay programs and features should attempt to minimize the impact on our earnings and maximize our tax benefits.
By incorporating these philosophies, we believe our executive compensation program is both responsive to our investors’ objectives and effective in attracting, motivating and retaining the level of talent necessary to grow and manage our business successfully.

When aligning our pay program with this philosophy, we steadfastly adhere to the following best pay practices:
What We Do		What We Don’t Do
✓	We align short- and long-term incentive programs to stockholder interests	✘	We do not provide our executive officers with tax gross ups on severance or change-in-control benefits
✓	We engage with and seek feedback from our stockholders regarding our executive compensation program	✘	Our equity plan does not allow repricing of underwater options without stockholder approval
✓	We conduct annual risk assessments of our compensation policies and practices	✘	We do not permit directors and officers to hedge our stock
✓	We maintain a clawback policy	✘	We do not provide significant executive perquisites or supplemental benefits
✓	We maintain stock ownership guidelines to support the alignment of executive and Board interests with those of our stockholders	✘	We do not pay dividend equivalents to executive officers on unvested restricted stock units or performance share unit awards
✓	Our Compensation Committee retains an independent compensation consultant	✘	No single-trigger vesting of equity-based awards upon change in control
✓	We cap cash incentive payouts and they are based solely on Company financial and operational goals.
Elements of 2020 Compensation Program
Total compensation for each Named Executive Officer is reviewed annually to ensure that the proportions of the executive’s short and long-term incentives are properly balanced. Fiscal Year 2020 compensation of our Named Executive Officers was based on company-wide operating results for all incentives (short and long-term). Operating results and individual performance objectives are used when determining base salary increases. The Compensation Committee believes that the total Fiscal Year 2020 compensation opportunity for our Named Executive Officers was competitive, while at the same time responsible to our investors because a significant percentage of total compensation in the Fiscal Year 2020 was allocated to variable/at-risk compensation, paid only upon and scaling with achievement of Company performance objectives and capped at 200% payout.

The following is a summary of key considerations that affected the development of the Fiscal Year 2020 compensation targets and compensation decisions for our Named Executive Officers (and which the Compensation Committee believes will continue to affect its compensation decisions in future years):
	Component	Description	Link to Stockholder Value
Short-Term	Base Salary	Annual fixed cash compensation.	Securing and retaining executives by providing stability and reflecting the market for executive talent.
	Annual Incentive Plan	Annual cash compensation based on annual financial goals:	Drive short-term performance consistent with our annual financial goals
• 60% Adjusted EBITDA
• 40% Comparable Store Sales
Payout slope for 2020: 50% to a cap of 200%
Long-Term	PSUs	Performance-based award that vests in a single installment on the third anniversary of the vesting commencement date and are based on two measures:	Promote strategic long-term decision-making within our risk framework
• 3-year cumulative Revenue (50% weighting)
• 3-year cumulative adjusted EBITDA growth (50% weighting)
Financial Measures and Payout slope is 50% to a cap of 200%
	RSUs	Time-based award, with a three-year vesting period, with one-third of the RSUs vesting on each of the first, second and third anniversaries of the vesting commencement date.	Foster a culture of ownership, aligning long-term interests of our executives and stockholders, within our risk framework
In addition to these key compensation elements, our Named Executive Officers are provided certain other compensation as set forth in “—Other Compensation” below.
Compensation Mix for NEOs. The compensation philosophy espouses that a significant portion of our executive pay be “at risk” and tied to company performance. In line with that philosophy, approximately 83% of our chief executive officer’s and 74% of our other NEO’s targeted total compensation is variable with a significant portion of the value ultimately tied to the achievement of corporate goals or stock price performance. We believe this pay mix appropriately aligns the interests of executives with those of our stockholders.

The charts below illustrate the target mix of pay for our CEO and other NEOs for the 2020 performance year.

Base Salary. We pay our Named Executive Officers base salaries to compensate them for services rendered each year. Base salary is a regular, cash payment, the amount of which is based on position, experience and performance after considering the following primary factors: internal review of the executive’s compensation and the Compensation Committee’s assessment of the executive’s individual prior performance. Salary levels are typically considered annually as part of our performance review process but can be adjusted in connection with a promotion or other change in job responsibility. Merit-based increases to salaries of our Named Executive Officers are determined each December by the Compensation Committee after an assessment of the performance of each executive for that fiscal year.
The following table summarizes the annual base salaries increases for our Named Executive Officers for the Fiscal Year 2020.
NEO	2019 Base Salary	2020 Base Salary	YOY % Change
Eric J. Lindberg, Jr.	$750,000	$772,500	3.0%
Charles C. Bracher	$522,698	$538,379	3.0%
Robert Joseph Sheedy, Jr.	$550,000	$583,000	6.0%
Pamela B. Burke	$405,022	$417,173	3.0%
Heather L. Mayo*	$400,000	$400,000	0%
*	Ms. Mayo was hired in October 2019.
2020 Annual Cash Incentive Plan. In addition to receiving base salaries, our Named Executive Officers and other senior members of our management team are eligible to receive an annual cash bonus pursuant to our Annual Incentive Plan, referred to as our AIP. Our AIP is designed to create a link between executive compensation and our short-term annual performance. The AIP provides metrics for the calculation of annual incentive-based cash compensation against pre-determined quantitative measures within the context of our overall performance. For each fiscal year, the participants’ annual target incentive bonuses are determined as a percentage of their base salaries and actual payouts are based on achievement of Company-wide goals established by the Compensation Committee on a sliding scale with linear interpolation between achievement levels.
In February 2020, our board of directors adopted the 2020 Annual Incentive Plan (the “2020 AIP”) for our Named Executive Officers, pursuant to which the Compensation Committee set the performance goals for Fiscal Year 2020. The following core corporate performance measures were used to calculate the annual bonus pool under the 2020 AIP: (i) 50% related to “FY20 adjusted EBITDA,” which is our Fiscal Year 2020 adjusted EBITDA, (with an annual target goal of $193.3 million); and (ii) 50% related to Comparable Store Sales growth (with an annual target goal of 4.20% over the prior year). The adjusted EBITDA metric scales between a threshold of 95% achievement, which would yield 50% payout for that metric to a maximum of 110% achievement, which would yield 200% payout for that metric. The Comparable Store Sales growth metric scales between a threshold of 50% achievement for a 50% payout on that metric to a maximum achievement of 200% which would yield 200% payout for that metric. For actual performance between the specified minimum, target and maximum levels, the resulting achievement percentage is adjusted on a linear interpolation basis. Adjusted EBITDA and Comparable Store Sales growth are both calculated as described in our 2020 Annual Report under the heading “Item 7—Management’s Discussion and Analysis of Results of Operations and Financial Condition — Operating Metrics and Non-GAAP Financial Measures.”
Consistent with our compensation risk framework, although both of these metrics scale independently above 100% achievement, the entire bonus pool eligible for distribution is capped at 200% of target and the actual awards under the 2020 AIP that any Named Executive Officer is eligible to receive is capped at a maximum of 200% of a participant’s bonus target. Further, for Fiscal Year 2020 a minimum achievement of 95% of the adjusted EBITDA target needed to be achieved before any amount under the 2020 AIP pool could be awarded and regardless of the achievement under the Comparable Store Sales growth metric.
A portion of the AIP is paid on a quarterly basis if a minimum of 95% of the adjusted EBITDA metric is on track for achievement (on an annualized basis). The quarterly payment consists of 75% of the overall target. Following the end of the performance year, the remaining 25% for the year is eligible for payment, along with any amount over target performance.
When establishing the foregoing performance targets, the Compensation Committee set targets that it believed were challenging to achieve and reasonable, and that fairly incentivized participants. By setting the foregoing targets, the Compensation Committee established what it believed were stretch goals that would incentivize and reward exceptional employee performance without any guarantee that we would meet or exceed any such metrics in the prevailing business environment. Achievement of performance goals, determines the amount, if any, earned under the 2020 AIP, was determined by the Compensation Committee. Bonus amounts (including any interim quarterly payments thereof) are payable in a lump sum cash amount (or, at the discretion of the Compensation Committee, in shares of our stock), and the payment with respect to any bonus amount under the 2020 AIP was subject to a participant’s continued employment through the payment date.
Actual annual cash incentive awards were calculated by multiplying each Named Executive Officer’s base salary for Fiscal Year 2020 by his or her target award potential, which was then adjusted by an overall achievement factor based on the combined weighted achievement of the performance measures. The following table summarizes Fiscal Year 2020 annual incentive awards earned based on actual performance, as compared to the target opportunity, for each of our Named Executive Officers:
NEO	2020 Base Salary ($)	Target Bonus (%)	Target Bonus Amount ($)	Overall Achievement Factor (%)	Actual Bonus Achieved ($)
Eric J. Lindberg, Jr.	772,500	100	772,500	200	1,545,000
Charles C. Bracher	538,379	60	323,027	200	646,055
Robert Joseph Sheedy, Jr.	583,000	75	437,250	200	874,501
Pamela B. Burke	417,173	60	250,304	200	500,608
Heather L. Mayo	400,000	60	240,000	200	480,000
Long-Term Equity Incentive Compensation. Each of our Named Executive Officers is provided long-term equity incentive compensation. The use of long-term equity incentives creates a link between executive compensation and our long-term performance, thereby creating further alignment between executive and investor interests.
For Fiscal Year 2020, the Compensation Committee approved a long-term incentive program consisting of time-vesting RSUs and performance-vesting PSUs. In prior years, the Compensation Committee granted stock options but has no plans to do so in the future. The RSUs vest over a three-year period with one-third vesting on the first three anniversaries of a specified vesting commencement date, contingent on continued employment with us on each such date. The PSUs vest in one installment after a three-year performance period based on the achievement of cumulative operating goals and contingent on continued employment with us. Specifically, half of the total PSUs granted under the LTIP will vest upon the achievement of certain revenue-based performance targets (“Tranche I PSUs”) and half will vest upon the achievement of certain adjusted EBITDA-based performance targets (“Tranche II PSUs”) as determined by the Compensation Committee following the last day of the three-year performance period measured from December 29, 2019 to December 31, 2022. The number of PSUs ultimately earned will equal the number of Tranche I and Tranche II PSUs granted multiplied by the applicable percentage of actual revenue and adjusted-EBITDA performance target levels achieved, and can range from 0% to 200% of the number of PSUs granted based on the following performance levels and percentages: below minimum (0%); minimum (50%); target (100%); maximum (200%). Achievement is capped at 200% of target. Actual performance achievement percentages that fall between the levels of achievement will be determined using linear interpolation.
The Committee determines the overall value of each equity award with reference to position and base salary of award recipient, with consideration of the participant’s prior year’s performance. The Committee then sets the mix of long-term equity incentive value as 70% PSUs and 30% RSUs for our Chief Executive Officer, and 60% PSUs and 40% RSUs for the other Named Executive Officers, thereby making a substantial portion of their compensation performance-based and at-risk.
The following long-term equity awards were made to our Named Executive Officers in Fiscal Year 2020:
NEO	Time-vesting RSUs	PSUs at Target	PSUs at Maximum
Eric J. Lindberg, Jr.	25,136	58,650	142,436
Charles C. Bracher	11,679	17,518	35,036
Robert Joseph Sheedy, Jr.	15,809	23,713	47,426
Pamela B. Burke	9,050	13,574	27,148
Heather L. Mayo	8,677	13,016	26,032
As part of her initial compensation package, in May 2020, Ms. Mayo was also granted 5,423 time-vesting RSUs that vest in a single installment on June 19, 2023.
Compensation Levels and Benchmarking
We benchmark our executive compensation against a peer group of companies with which we may compete for executive talent. Market pay data for the peer group for 2020 was gathered through publicly available information and compensation surveys conducted by Korn Ferry, the Compensation Committee’s independent consultant. When making compensation decisions, the Compensation Committee takes into consideration the value of total direct compensation (TDC), which consists of base salary, annual incentive bonus opportunities and long-term equity incentive compensation, provided to executives and where that value falls in relation to compensation paid at comparable companies (our peer group discussed below, along with other market survey data). While the Compensation Committee does not target a specific percentile of comparable companies when making decisions regarding individual compensation components, the Compensation Committee generally looks to position the value of target TDC so as to be competitive with the 50th percentile of comparable companies, with exceptions made based on the Compensation Committee’s analysis of various factors.
The peer group will be periodically evaluated and updated to ensure the companies in the group remain relevant to us based on our changing size, changing dynamics in the market in which we compete for executive talent and other factors. For 2020, our Compensation Committee reviewed the compensation of our executive officers and compared it with that of both our peer group companies and broader, composite global market survey data provided by Korn Ferry. In assessing the appropriateness of peer companies, the Compensation Committee considered the following criteria for our peer group in 2020: annual revenues, grocery and discount retail, as well as broader retail, talent market that represents the market for executive talent for our company, growth-oriented companies and the peer groups used by proxy advisory firms.
The peer group of 15 companies which, along with broader market survey data, were used for benchmarking purposes in Fiscal Year 2020 is set forth below.
•	Aaron’s, Inc.	•	National Vision Holdings, Inc.
•	At Home Group Inc.	•	Ollies Bargain Market Holdings
•	Boot Barn Holdings Inc	•	RH
•	Deckers Outdoor Corporation	•	Sleep Number Corporation
•	Dunkin’ Brands Group, Inc.	•	Sprouts Farmers Market, Inc.
•	Five Below, Inc.	•	Texas Roadhouse, Inc.
•	Floor & Décor Holdings, Inc.	•	Weis Markets, Inc.
•	Lululemon Athletica Inc.

There were no changes made to the peer group list shown above from Fiscal Year 2019 to Fiscal Year 2020.
Use of Market Data. We establish target compensation levels that are consistent with market practice and internal equity considerations (including position, responsibility and contribution) relative to base salaries, annual bonus opportunities and long-term equity compensation, as well as the appropriate pay mix for a particular position. In order to gauge the competitiveness of our compensation programs, we may also review compensation practices and pay opportunities from retail and grocery industry survey data. We attempt to position ourselves to attract and retain qualified senior executives in the face of competitive pressures in our relevant labor markets.
Process and Roles for Determining Compensation
In 2020, the Compensation Committee set the compensation of the Chief Executive Officer after reviewing his performance against pre-established goals and market data. The Compensation Committee seeks to tie a substantial portion of the Chief Executive Officer’s compensation directly to the performance of our business under his leadership. As discussed below under “—Employment Arrangements with Named Executive Officers—Agreement with Mr. Lindberg,” we entered into an employment agreement with our Chief Executive Officer, which addresses certain elements of his compensation and benefits package.
In determining the compensation of each of our Named Executive Officers (other than our Chief Executive Officer), the Compensation Committee seeks the input of the Chief Executive Officer. At the end of each year, the Chief Executive Officer reviews a self-assessment prepared by each Named Executive Officer and assesses the Named Executive Officer’s performance against the business unit (or area of responsibility) and individual goals and objectives. The Compensation Committee then considers the Chief Executive Officer’s assessment and reviews and approves the compensation for each Named Executive Officer.
The key roles for determining market-based and competitive compensation programs and then awarding the compensation components are as follows:
ROLE	RESPONSIBILITY
Full Board	•	Approve new equity incentive plans and share pool increases under existing equity plans (subject to stockholder approval)

Compensation Committee	•	Establish, implement and evaluate our employee compensation and benefit programs.
	•	Seek to ensure that the total compensation paid to our Named Executive Officers as well as our other senior officers is fair, competitive, performance-based and financially efficient.
	•	Annually evaluate the performance of our executive officers, establish annual salaries and annual cash incentive award targets and payouts for our executive officers and approve equity awards.
•
Periodically review and make recommendations to the full board of directors with respect to the adoption of, or amendments to, all equity-based incentive compensation plans for employees, and cash-based incentive plans for executive officers, and evaluate whether the relationship between the incentives associated with these plans and the level of risk-taking by executive officers in response to such incentives is reasonably likely to have a material adverse effect on us.

	•	Periodically gather stockholder feedback to align our compensation programs with their interests and long-term value creation.
	•	Review succession planning for our Chief Executive Officer and senior executive team.

ROLE	RESPONSIBILITY
Independent Consultant	•
Serve as the Compensation Committee’s independent advisor, to review the competitiveness of compensation provided to executives and provide the Compensation Committee with an executive compensation assessment, peer group analysis, review of our annual Compensation, Discussion and Analysis, and related compensation advice.

	•	Provide analyses that inform the decisions of the Compensation Committee without deciding or approving any compensation decisions.
	•	Independently meet with the Compensation Committee in executive session during each regularly scheduled meeting each year.

CEO	•	Establish strategic direction and goals, supported by the executive compensation programs, which are then reviewed and approved by the Compensation Committee and full Board of Directors.
	•	Evaluate executive officer performance and develop recommendations for compensation aligned to the compensation philosophy and compensation and benefits programs.
Employment Arrangements with Named Executive Officers
Agreement with Mr. Lindberg. On October 7, 2014, we entered into an amended and restated chief executive officer employment agreement with Mr. Lindberg, pursuant to which he agreed to serve as a Co-Chief Executive Officer. As of January 2019, Mr. Lindberg has served as our Chief Executive Officer. Under his employment agreement, Mr. Lindberg’s initial annual base salary was $504,000 and his target AIP award was (and remains) 100% of his base salary. His employment agreement provides that in the event of a termination of employment without Cause or resignation for Good Reason (as such terms are defined in the employment agreement) he is entitled to (i) payment of his base salary, payable in equal installments in accordance with our regular payroll practices for a period of 24 months following the termination date; (ii) an amount equal to two times his target bonus for the year in which the termination date occurs, payable in equal installments for a period of 24 months following the termination date; and (iii) payment for up to 18 months of his medical and dental benefits for and his dependents which are substantially the same as the benefits provided immediately prior to the termination date (including, in our discretion, payment for the costs associated with continuation coverage pursuant to COBRA). The employment agreement further provides that if Mr. Lindberg employment is terminated by reason of his death or disability, he (or his estate) will be entitled to a lump sum amount equal to his target annual bonus for the year in which the termination occurs, prorated based on the ratio of the number of days during such year that the executive was employed to 365. The employment agreement contains non-competition covenants during the term of the agreement as well as confidentiality and employee non-solicitation covenants.
Other than the agreement with Mr. Lindberg, we have no employment agreements with our Named Executive Officers.
Executive Severance Plan. On November 9, 2020, based on the recommendation of Korn Ferry, and after reviewing peer company practices, the Committee adopted the Grocery Outlet Holding Corp. Executive Severance Plan (the “Severance Plan”) to provide severance benefits to certain eligible employees of the Company and its affiliates who experience a termination of employment under the conditions described in the Severance Plan. Eligible employees under the Severance Plan include all of our Named Executive Officers, other than Mr. Lindberg. The purposes of the Severance Plan, among others, is to assist us in attracting and retaining executives by providing a level of protection against involuntary job loss and to provide appropriate incentives to executives to maintain ongoing alignment with stockholder interests.

Non-Change-in-Control Severance. Under the terms of the Severance Plan, if a participant at the executive vice president level or senior vice president level experiences a termination by us without Cause (as defined in the Incentive Plan) or by the participant for Good Reason (as defined in the Severance Plan), either of which is referred to as a “covered termination,” not in connection with a Change in Control (as defined in the 2019 Incentive Plan), we will provide the participant with the following severance payments and benefits, subject to his or her continued compliance with a restrictive covenant agreement and the execution and non-revocation of a release of claims. The severance payments and benefits provided to our named executive officers are as follows:
•	an amount equal to 1.0 times the sum of the participant’s annual base salary and target annual bonus, payable in accordance with our normal payroll practice over 12 months, and
•
subject to the participant’s timely election under COBRA, payment, or reimbursement for, the difference between the COBRA premium and the premium paid by active Company employees for the same coverage for 12 months.

Change-in-Control Severance. Under the terms of the Severance Plan, if a participant at the executive vice president or senior vice president level experiences a covered termination within 18 months following a Change in Control, the Company will provide the participant with the following severance payments and benefits, subject to his or her continued compliance with a restrictive covenant agreement and the execution and non-revocation of a release of claims. The payments and benefits provided to our named executive officers are as follows:
•	an amount equal to 1.5x times the sum of the participant’s annual base salary and target annual bonus, in each case, payable in a lump sum within 60 days following termination of employment, and
•
subject to the participant’s timely election under COBRA, payment, or reimbursement for, the difference between the COBRA premium and the premium paid by active Company employees for the same coverage for 18 months.

Eligible employees who receive severance benefits under the Severance Plan will be bound by certain restrictive covenants in favor of the Company, including confidentiality, non-disparagement and non-solicitation covenants.
The Severance Plan provides that if payments and benefits provided to the participant would constitute an “excess parachute payment” for purposes of Section 280G of the tax code, the participant will either have his or her payments and benefits reduced to the highest amount that could be paid without triggering Section 280G or receive the after-tax amount of his or her payment and benefits, whichever results in the greater after-tax benefit, taking into account the excise tax imposed under Section 4999 of the tax code and any applicable federal, state and local taxes.
Other Compensation
Benefits
We provide various employee benefit programs to our Named Executive Officers, including medical, vision, dental, life insurance, accidental death & dismemberment, long-term disability, short-term disability, health savings accounts and wellness programs. These benefit programs are generally available to all of our employees.
As part of Ms. Mayo’s initial compensation package, she was given a relocation allowance of $75,000 (paid in 2019), and the following “additional benefits” for 12 months from her October 2019 start date: (i) temporary housing allowance of $1,500 per month, (ii) a vehicle lease allowance of $650 per month and (iii) an allowance for two home visits per month. Consistent with her offer letter, these additional benefits were extended during Fiscal Year 2020 for an additional six months and may be extended further during the 2021 Fiscal Year until the Company secures an East Coast office location.
401(k) Plan and Discretionary Profit-Sharing Program
We maintain a defined contribution pension plan (the “401(k) Plan”) for all full-time employees, including our Named Executive Officers, with at least three months of service. The 401(k) Plan is intended to qualify as a tax-qualified plan under Section 401(k) of the Internal Revenue Code of 1986, as amended (the “Code”). The 401(k) Plan provides that each participant may contribute up to 60% of his or her salary up to the legally allowed maximum amount.
Additionally, our 401(k) Plan allows for discretionary employer contributions. We refer to our contributions to the 401(k) Plan as our “Profit-Sharing Program.” Under this program, any employee who meets the eligibility requirements, which includes, among others, one year of continuous employment with us, is eligible to receive Company contributions to their 401(k) account generally based on (i) the Company’s profitability during a given year and (ii) a percentage of their salary (in accordance with IRS rules, if a Participant has a base salary greater than $285,000 in 2020, then $285,000 is used as the base salary for the purposes of this latter calculation). Company contributions generally vest over a period of six years. The amount of these contributions paid to the Named Executive Officers are disclosed in the “All Other Compensation” column of the Summary Compensation Table.
2016 and 2018 Dividends on Options
As described below, we declared cash dividends in respect of our outstanding common stock in 2016 and 2018. Pursuant to the terms of the 2014 Stock Plan, our board of directors was required to make an equitable adjustment to all outstanding options in connection with the payment of the extraordinary dividend.
In June 2016, our board of directors declared a cash dividend of $1.23 per share of our outstanding common stock (the “2016 Dividend”) and in October 2018, our board of directors declared a cash dividend of $2.10 per share of the company’s outstanding common stock (the “2018 Dividend”). Pursuant to the terms of the 2014 Stock Plan, our board of directors was required to make an equitable adjustment to all outstanding options in connection with the payment of these extraordinary dividends. Accordingly, our board of directors directed that we treat the outstanding options held by each of Named Executive Officers pursuant to the 2014 Stock Plan as follows:
•
With respect to vested time-vesting options, the Named Executive Officer received a lump-sum cash payment in an amount equal to the number of shares underlying the vested option multiplied by the 2016 Dividend amount and/or the 2018 Dividend amount, less applicable tax withholdings, paid in June 2016 and/or October 2018.

•
With respect to unvested time-vesting options, the Named Executive Officer received a right to cash payment in an amount equal to the number of shares underlying the option multiplied by the applicable 2016 Dividend amount and or 2018 Dividend amount, to be paid in part upon each vesting date under the unvested option (provided that the executive satisfied the vesting conditions applicable to the unvested option, for such vesting date).

•
We reduced the per share exercise prices of any outstanding unvested performance-vesting options held by Named Executive Officers, by the applicable per share 2016 Dividend amount and/or 2018 Dividend amount.

As disclosed in the Summary Compensation Table below, Ms. Burke was the only Named Executive Officer during Fiscal Year 2020 to receive payments associated with the 2016 Dividend and the 2018 Dividend.
Tax and Accounting Implications
The Compensation Committee operates its compensation programs with the good faith intention of complying with Section 409A of the Code. We account for equity-based compensation with respect to our long-term equity incentive award programs in accordance with the requirements of FASB Accounting Standards Codification Topic 718, Compensation—Stock Compensation, or FASB ASC Topic 718.
Fiscal Year 2021 Compensation Actions
Base Salary Increases. At its December 14, 2020 meeting, the Committee increased the annual salaries in effect for each named executive officer as follows:
NEO	2020 Base Salary	2021 Base Salary	YOY % Change
Eric J. Lindberg, Jr.	$772,500	$800,001	3.6%
Charles C. Bracher	$538,279	$555,015	3.1%
Robert Joseph Sheedy, Jr.	$583,000	$600,024	2.9%
Pamela B. Burke	$417,173	$430,022	3.1%
Heather L. Mayo	$400,000	$412,000	3.0%
Annual Incentive Compensation. At its February 23, 2021 meeting, the Committee established the financial performance metrics for the 2021 AIP. The program is generally consistent with the 2020 AIP.

Long-Term Incentives. At its February 23, 2021 meeting, the Committee awarded the following RSUs and PSUs awards to the NEOs:
NEO	RSUs (#)	PSUs (#) at Target
Eric J. Lindberg, Jr.	27,081	63,188
Charles C. Bracher	12,526	18,788
Robert Joseph Sheedy, Jr.	20,312	30,467
Pamela B. Burke	9,705	14,557
Heather L. Mayo	9,298	13,947

Summary Compensation Table
The following table summarizes the total compensation earned in 2020 by our Named Executive Officers for the fiscal years indicated. We have omitted from this table the columns for Change in Pension Value and Nonqualified Deferred Compensation Earnings, because no Named Executive Officer received such types of compensation during the fiscal years covered.
SUMMARY COMPENSATION TABLE
Name and Principal Position	Year	Salary ($)(1)	Stock Awards ($)(2)	Option Awards ($)	Non-Equity Incentive Plan Compensation ($)(3)	All Other Compensation ($)(4)	Total ($)
Eric J. Lindberg, Jr. Chief Executive Officer	2020	771,635	3,090,028	—	1,545,000	45,360	5,452,022
	2019	666,694	—	1,643,387	761,772	934,422	4,006,275
	2018	567,279	—	—	440,042	2,638,485	3,645,806
Charles C. Bracher Chief Financial Officer	2020	537,776	1,076,785	—	646,055	45,360	2,305,977
	2019	522,698	—	712,134	358,345	271,365	1,864,542
	2018	507,473	—	—	262,747	725,402	1,495,622
Robert Joseph Sheedy, Jr. President	2020	581,731	1,457,571	—	874,501	45,360	2,959,163
	2019	519,458	—	712,134	445,154	271,365	1,948,111
	2018	475,000	—	—	245,934	725,376	1,446,310
Pamela B. Burke(5) Chief Administrative Officer, General Counsel and Secretary	2020	416,706	834,373	—	500,608	120,563	1,872,250
Heather L. Mayo(5) Chief Sales and Merchandising Officer, East	2020	400,000	1,000,038	—	480,000	95,984	1,976,023
(1)
Amounts reported in the “Salary” column represent the base salary earned by each Named Executive Officer during the fiscal year covered. For a description of salary increases see “Executive Compensation—Compensation Discussion and Analysis”

(2)
Amounts reported in the “Stock Awards” column represent the aggregated grant date fair value of PSUs and time-based restricted stock units granted. See the “Grants of Plan-Based Awards Table” for further information on the number of PSUs and time-based restricted stock units granted to our Named Executive Officers in Fiscal Year 2020. These amounts reflect the grant date fair value of the awards (and for the PSUs, the grant date fair value at target), and do not correspond to the actual value that may be realized by the executive officer. See Note 7, Share-based Awards to our consolidated financial statements contained in our 2020 Annual Report for a discussion of all assumptions made by us in determining the FASB ASC Topic 718 values of our equity awards. For the PSUs granted in 2020, the amounts reported are based on the probable outcome of the related performance conditions as of the grant date. The aggregate grant date fair value of these awards, assuming achievement at the target and the maximum level of performance (the latter of which is 200% of the target amount) is shown in the chart below for each Named Executive Officer.

NEO	Grant Date Fair Value of PSUs Granted in 2020 at Target Performance ($)	Grant Date Fair Value of PSUs Granted in 2020 at Maximum Performance ($)
Eric J. Lindberg, Jr.	2,163,012	4,326,024
Charles C. Bracher	646,064	1,292,128
Robert Joseph Sheedy, Jr.	874,535	1,749,071
Pamela B. Burke	500,609	1,001,218
Heather L. Mayo	480,030	960,060
(3)
Amounts reported in the “Non-Equity Incentive Plan Compensation” column represent the annual incentive bonus amounts earned by each Named Executive Officer pursuant to the AIP during the fiscal year covered.

(4)	Amounts reported in the “All Other Compensation” column represent the following with respect to each Named Executive Officer in the Fiscal Year 2020:
NEO	Profit Sharing Contribution under the 401(k) Plan	Health Saving Account Contribution	Company-Paid Group Term Life Insurance	Other(i)
Eric J. Lindberg, Jr.	$43,500	$1,500	$360	—
Charles C. Bracher	$43,500	$1,500	$360	—
Robert Joseph Sheedy, Jr.	$43,500	$1,500	$360	—

NEO	Profit Sharing Contribution under the 401(k) Plan	Health Saving Account Contribution	Company-Paid Group Term Life Insurance	Other(i)
Pamela B. Burke	$43,500	$1,500	$552	$75,011
Heather L. Mayo	$13,846	$750	$1,032	$80,356
(i)
For Ms. Burke, “Other” represents lump sum cash payments in the aggregate amount of $75,011 in connection with the payments of the 2016 and 2018 Dividends relating to the vesting of her time-based options. For Ms. Mayo, “Other” represents costs related to her relocation including costs for temporary housing, travel and vehicle expenses.

(5)
Mmes. Burke and Mayo were not Named Executive Officers in Fiscal Year 2019 and accordingly, their compensation information was not included in the proxy statement for our first annual meeting in June 2020.

Grants of Plan-Based Awards in 2020
The following table provides information with respect to grants of plan-based awards to our Named Executive Officers in 2020
GRANTS OF PLAN-BASED AWARDS
			Estimated Possible Payouts Under Non-Equity Incentive Plan Awards(1)			Estimated Future Payouts Under Equity Incentive Plan Awards(2)			All Other Stock Awards: Number of Shares of Stock or Units(3)	Grant Date Fair Value of Stock Awards ($)(4)
Name	Grant Date	Type of Award	Threshold ($)	Target ($)	Maximum ($)	Threshold ($)	Target ($)	Maximum ($)
Eric J. Lindberg, Jr.		Performance-Based cash award	231,750	772,500	1,545,000	—	—	—	—	—
	5/13/2020	Performance-Based Restricted Stock Unit	—	—	—	29,325	58,650	117,300	—	2,163,012
	5/13/2020	Time-Based Restricted Stock Unit	—	—	—	—	—	—	25,136	927,016
Charles C. Bracher		Performance-Based cash award	96,904	323,028	646,055	—	—	—	—	—
	5/13/2020	Performance-Based Restricted Stock Unit	—	—	—	8,759	17,518	35,036	—	646,064
	5/13/2020	Time-Based Restricted Stock Unit	—	—	—	—	—	—	11,679	430,722
Robert Joseph Sheedy, Jr.		Performance-Based cash award	131,175	437,250	874,500	—	—	—	—	—
	5/13/2020	Performance-Based Restricted Stock Unit	—	—	—	11,857	23,713	47,426	—	874,535
	5/13/2020	Time-Based Restricted Stock Unit	—	—	—	—	—	—	15,809	583,036
Pamela B. Burke		Performance-Based cash award	75,091	250,304	500,608	—	—	—	—	—
	5/13/2020	Performance-Based Restricted Stock Unit	—	—	—	6,787	13,574	27,148	—	500,609
	5/13/2020	Time-Based Restricted Stock Unit	—	—	—	—	—	—	9,050	333,764
Heather L. Mayo		Performance-Based cash award	72,000	240,000	480,000	—	—	—	—	—
	5/13/2020	Performance-Based Restricted Stock Unit	—	—	—	6,508	13,016	26,032	—	480,030
	5/13/2020	Time-Based Restricted Stock Unit	—	—	—	—	—	—	8,677	320,008
	5/13/2020	Time-Based Restricted Stock Unit	—	—	—	—	—	—	5,423	200,000
(1)
See “Executive Compensation—Compensation Discussion and Analysis—Elements of 2020 Compensation Program” for a description of our annual performance-based cash bonus plan. The amounts in the “Target” column represent the target amounts available under the 2020 AIP for our Fiscal Year 2020 with respect to each Named Executive Officer. For purposes of this table, the “Threshold” amount shown represents an assumption that the Company achieves only the threshold level of adjusted EBITDA performance.

(2)	The PSUs vest (if at all) based on achievement of performance goals over a three-year performance period.
(3)	The restricted stock units vest in three equal annual installments on the three anniversary dates following the vesting commencement date.
(4)
The amounts included in this column represent the grant date fair value of equity awards granted to our Named Executive Officers under the 2019 Incentive Plan, computed in accordance with FASB ASC Topic 718. The grant date fair value of the PSUs was computed based upon the probable outcome of the performance conditions as of the grant date. See footnote 2 to the Summary Compensation Table.

Outstanding Equity Awards at 2020 Year End
The following table includes certain information with respect to outstanding equity awards held by our Named Executive Officers as of January 2, 2021.
Outstanding Equity Awards At Fiscal Year End
		Option Awards				Stock Awards
Name	Grant Date	Number of Securities Underlying Unexercised Options Exercisable (#)	Number of Securities Underlying Unexercised Options Unexercisable (#)	Option Exercise Price($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)	Market Value of Shares or Units of Stock that Have not Vested ($)(1)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)	Equity Incentive Plan Awards: Market Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)(1)
Eric J. Lindberg, Jr.	10/21/2014	1,107,614	—	3.81	10/21/2024	—	—	—	—
	10/21/2014	1,332,614	—	7.13	10/21/2024	—	—	—	—
	6/19/2019	—	210,450(2)	22.00	6/19/2029	—	—	—	—
	5/13/2020	—	—	—	—	25,136(3)	986,588	117,300(4)	4,604,025(4)
Charles C. Bracher	11/25/2014	172,030		3.81	11/25/2024	—	—	—	—
	11/25/2014	137,031	—	7.13	11/25/2024	—	—	—	—
	6/19/2019	—	91,195(2)	22.00	6/19/2029	—	—	—	—
	5/13/2020	—	—	—	—	11,679(3)	458,401	35,036	1,375,163(4)
Robert Joseph Sheedy, Jr.	11/25/2014	217,061	—	3.81	11/25/2024	—	—	—	—
	6/19/2019	—	91,195(2)	22.00	6/19/2029	—	—	—	—
	5/13/2020	—	—	—	—	15,809(3)	620,503	47,426(4)	1,861,471(4)
Pamela B. Burke	9/29/2015	37,567		8.11	9/29/2025	—	—	—	—
	3/31/2017(5)	21,045	14,030	8.57	3/31/2027	—	—	—	—
	12/26/2018(6)	19,642	29,463	11.64	12/26/2028	—	—	—	—
	12/26/2018	49,105	—	11.64	12/26/2028	—	—	—	—
	6/19/2019	—	63,135(2)	22.00	6/19/2029	—	—	—	—
	5/13/2020	—	—	—	—	9,050(3)	355,213	27,148(4)	1,065,559(4)
Heather L. Mayo	5/13/2020	—	—	—	—	8,677(3)	340,572	26,032(4)	1,021,756(4)
	5/13/2020	—	—	—	—	5,423(7)	212,853	—	—
(1)
The amounts shown in this column represents the number of shares of common stock that have not vested multiplied by $39.25, the closing price per share of our common stock on December 31, 2020, the last trading day of Fiscal Year 2020.

(2)
Represent unvested time-vesting options granted under the 2019 Incentive Plan in 2019, which vest and become exercisable in one installment on the fourth anniversary of the grant date, subject to continued employment on the vesting date.

(3)
Each of the identified time-based RSU vests in three equal annual installments over the three-year period measured from the vesting commencement date of March 1, 2020, subject to continued service with us on each vesting date.

(4)
The number and market value of the PSUs reported reflect maximum performance because performance through January 2, 2021, the last day of Fiscal Year 2020, was tracking above the target payout level. The actual numbers of shares that will be distributed at the end of the three-year performance period are not yet determinable. The PSUs will vest (if at all) based on the achievement of cumulative operating goals over a three-year performance period, subject to continued service with us on the vesting date. See “Executive Compensation—Compensation Discussion and Analysis—Long-Term Equity Incentive Compensation” for more information on the cumulative operating goals.

(5)	The identified stock option has a vesting commencement date of March 31, 2017 and vests in installments of 7,015 shares each year with the final installment of 7,015 shares vesting on March 31, 2022.
(6)
The identified stock option has a vesting commencement date of December 26, 2018 and vests in installments of 9,821 shares each year with the final installment of 7,015 shares vesting on December 26, 2023.

(7)	The identified time-based RSU vests in one installment on June 19, 2023, subject to Ms. Mayo’s continued employment on the vesting date.

Option Exercises and Stock Vested During Fiscal Year 2020
The following table includes certain information with respect to stock options exercised by the Named Executive Officers during the fiscal year ended January 2, 2021.
OPTION EXERCISES AND STOCK VESTED
	Option Awards		Stock Awards
Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)(1)	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($)
Eric J. Lindberg, Jr.	250,000	8,723,845	—	—
Charles C. Bracher	415,000	13,466,068	—	—
Robert Joseph Sheedy, Jr.	507,000	15,519,093	—	—
Pamela B. Burke	152,052	4,997,911	—	—
Heather L. Mayo	—	—	—	—
(1)	Based on the amount by which the market price of a share of our common stock on the dates of exercise exceeded the applicable exercise price per share of the option.
Potential Payments Upon Termination or Change in Control
The information below describes and estimates certain compensation that would have been payable to our Named Executive Officers under existing plans and arrangements if a qualifying termination or change in control occurred on January 2, 2021, the last day of our Fiscal Year 2020. These benefits are in addition to benefits available generally to salaried employees. Due to the number of factors that affect the nature and amount of any benefits provided upon the events discussed below, any actual amounts paid or distributed may be different from those estimated below. Factors that could affect these amounts include the timing during the year of any such event and our valuation at that time. There can be no assurance that a termination or change in control would produce the same or similar results as those described below if any assumption used to prepare this information is not correct in fact.
Severance Benefits upon Termination for Mr. Lindberg
The employment agreement for Mr. Lindberg provides that in the event of a termination of employment without cause or resignation for good reason (as defined in his agreement) he is entitled to (i) payment of his base salary, payable in equal installments in accordance with our regular payroll practices for a period of 24 months following the termination date; (ii) an amount equal to two times his target bonus for the year in which the termination date occurs, payable in equal installments for a period of 24 months following the termination date; and (iii) payment for up to 18 months of his medical and dental benefits for him and his dependents which are substantially the same as the benefits provided immediately prior to the termination date (including, in our discretion, payment for the costs associated with continuation coverage pursuant to COBRA). Mr. Lindberg’s agreement further provides that if his employment is terminated by reason of his death or disability, he will be entitled to a lump sum amount equal to his target annual bonus for the year in which the termination occurs, prorated based on the ratio of the number of days during such year that the executive was employed to 365.
Executive Severance Plan
On November 9, 2020, the Compensation Committee adopted the Grocery Outlet Holding Corp. Executive Severance Plan (the “Severance Plan”) to provide severance benefits to certain eligible employees of the Company and its affiliates who experience a termination of employment under the conditions described in the Severance Plan. Eligible employees under the Severance Plan include all of the Company’s Named Executive Officers, other than Mr. Lindberg.

Non-Change-in-Control Severance. Under the terms of the Severance Plan, if a participant at the executive vice president level or senior vice president level experiences a termination by the Company without Cause (as defined in the Incentive Plan) or by the participant for Good Reason (as defined in the Severance Plan), either of which is referred to as a “covered termination,” not in connection with a Change in Control (as defined in the 2019 Incentive Plan), the Company will provide the participant with the following severance payments and benefits, subject to his or her continued compliance with a restrictive covenant agreement and the execution and non-revocation of a release of claims. The severance payments and benefits provided to our named executive officers are as follows:
•	an amount equal to 1.0 times the sum of the participant’s annual base salary and target annual bonus, payable in accordance with the Company’s normal payroll practice over 12 months, and
•
subject to the participant’s timely election under COBRA, payment, or reimbursement for, the difference between the COBRA premium and the premium paid by active Company employees for the same coverage for 12 months.

Change-in-Control Severance. Under the terms of the Severance Plan, if a participant at the executive vice president or senior vice president level experiences a covered termination within 18 months following a Change in Control, the Company will provide the participant with the following severance payments and benefits, subject to his or her continued compliance with a restrictive covenant agreement and the execution and non-revocation of a release of claims. The payments and benefits provided to our named executive officers are as follows:
•	an amount equal to 1.5x times the sum of the participant’s annual base salary and target annual bonus, in each case, payable in a lump sum within 60 days following termination of employment, and
•
subject to the participant’s timely election under COBRA, payment, or reimbursement for, the difference between the COBRA premium and the premium paid by active Company employees for the same coverage for 18 months.

Eligible employees who receive severance benefits under the Severance Plan will be bound by certain restrictive covenants in favor of the Company, including confidentiality, non-disparagement and non-solicitation covenants.
The Severance Plan provides that if payments and benefits provided to the participant would constitute an “excess parachute payment” for purposes of Section 280G of the tax code, the participant will either have his or her payments and benefits reduced to the highest amount that could be paid without triggering Section 280G or receive the after-tax amount of his or her payment and benefits, whichever results in the greater after-tax benefit, taking into account the excise tax imposed under Section 4999 of the tax code and any applicable federal, state and local taxes.
The Severance Plan may be amended, terminated or discontinued in whole or in part, at any time and from time to time at the discretion of the Board or the Compensation Committee; provided, however, that no adverse amendment, termination or discontinuance may be made without the consent of a participant who has undergone a covered termination prior to the effective date of any such adverse amendment, termination or discontinuance. In addition, following a Change in Control, the Severance Plan may not be amended, terminated or discontinued in whole or in part, at any time prior to the second anniversary of the date of such change in control without the written consent of an affected participant.
Accelerated Vesting of Equity Awards upon Certain Events
Time-Vesting Options. Each of our Named Executive Officers were granted time-vesting options under the 2019 Incentive Plan in 2019 (other than Ms. Mayo who joined us in October 2019), which provide that if the executive undergoes a termination of employment without cause following a change in control, such options will become fully vested and exercisable.
In addition, Ms. Burke holds two partially unvested time-based stock option awards that were under the 2014 Stock Plan. Those awards provide that if a Change in Control occurs during the optionee’s employment, the option will, to the extent not vested, become fully vested and exercisable immediately prior to the effective time of such change in control.
Performance-Vesting Units (PSUs). Each of our Named Executive Officers were also granted Performance Stock Units under the 2019 Incentive Plan. Those awards provide for the following vesting upon various events:
•
if the participant undergoes a termination as a result of participant’s death or disability prior to a Change in Control, a prorated portion of the PSU shall vest (at target performance) on the date of such termination;

•
in the event a participant undergoes a termination without Cause a prorated portion of the PSU will remain outstanding, and, in the event of a subsequent Change in Control following such termination, the outstanding portion of the PSU shall vest at target performance; and

•
in the event a participant undergoes a termination (i) without Cause, (ii) for Good Reason or (iii) by reason of death or disability, in each case following a Change in Control, the earned PSU shall vest in full at target performance on the date of such termination.

Time-Vesting Restricted Stock Units (RSUs). Each of our Named Executive Officers were also granted time-vesting Restricted Stock Units under the 2019 Incentive Plan. Those awards provide for full acceleration of the award if the participant undergoes a termination without Cause following a Change in Control.
The following table describes the potential payments and benefits that would have been payable to our Named Executive Officers under existing plans and arrangements if a qualifying termination or change in control occurred on January 2, 2021, the last business day of our Fiscal Year 2020. The amounts shown in the tables do not include payments and benefits to the extent they are provided generally to all salaried employees upon termination of employment and do not discriminate in scope, terms or operation in favor of our Named Executive Officers.
Potential Payments Upon Termination or After Change in Control
Name	Triggering Event	Salary	Bonus	Health Benefits Continuation Coverage	Value of Option Acceleration	Value of Time-Based RSU Acceleration	Value of PSU Award Acceleration	Total
Eric J. Lindberg, Jr	Termination Without Cause or for Good Reason(1)	1,545,000	1,545,000	47,051	—	—	—	3,137,051
	Death or Disability prior to Change in Control	—	772,500(2)	—	—	—	775,698(3)	1,548,198
	Termination Without Cause after Change in Control	—	—	—	3,630,263(4)	986,588(3)	2,302,013(3)	6,918,863
	Death or Disability after a Change in Control	—	—	—	—	—	2,302,013(3)	2,302,013
Charles C. Bracher	Termination Without Cause or for Good Reason(5)	538,379	323,028	27,623	—	—	—	889,030
	Qualifying Termination after Change in Control	807,569(5)	484,541(5)	27,623(5)	1,573,114(4)	458,401(3)	687,582(3)	4,038,829
	Death or Disability prior to Change in Control	—	—	—	—	—	231,693(3	231,693
	Death or Disability after a Change in Control	—	—	—	—	—	687,582(3)	687,582
Robert Joseph Sheedy, Jr	Termination Without Cause or for Good Reason(5)	583,000	437,250	27,623	—	—	—	1,047,873
	Qualifying Termination after Change in Control	874,500(5)	655,875(5)	41,435(5)	1,573,114(4)	620,503(3)	930,735(3)	4,696,162
	Death or Disability prior to Change in Control		—	—	—	—	313,608(3)	313,608
	Death or Disability after a Change in Control	—	—	—	—	—	930,735(3	930,735
Pamela B. Burke	Termination Without Cause or for Good Reason(5)	417,173	250,304	27,696	—	—	—	695,173
	Qualifying Termination after Change in Control	625,760(5)	375,456(5)	41,544(5)	1,089,079(4)	355,213(3)	532,780(3)	3,019,830
	Death or Disability prior to Change in Control	—	—	—	—	—	179,530(3)	179,530
	Death or Disability after a Change in Control	—	—	—	—	—	532,780(3)	532,780
	Change in Control	—	—	—	1,243,914(6)	—	—	1,243,914

Name	Triggering Event	Salary	Bonus	Health Benefits Continuation Coverage	Value of Option Acceleration	Value of Time-Based RSU Acceleration	Value of PSU Award Acceleration	Total
Heather L. Mayo	Termination Without Cause or for Good Reason(5)	400,000	240,000	9,443	—	—	—	649,443
	Qualifying Termination after Change in Control	600,000(5)	360,000(5)	14,134(5)	—	439,914(3)	510,878(3)	1,924,926
	Death or Disability prior to Change in Control	—	—	—	—	—	172,151(3)	172,151
	Death or Disability after a Change in Control	—	—	—	—	—	510,878(3)	510,878
(1)
The employment agreement for Mr. Lindberg provides that in the event of a termination of employment without cause or resignation for good reason, the executive is entitled to (i) payment of his base salary, payable in equal installments in accordance with our regular payroll practices for a period of 24 months following the termination date; (ii) an amount equal to two times his target bonus for the year in which the termination date occurs, payable in equal installments for a period of 24 months following the termination date; and (iii) medical and dental benefit payments and, in our discretion, payment for the costs associated with COBRA premium for a period of 18 months for the executive and his dependents, which benefits are substantially the same as the benefits provided immediately prior to the termination date. For purposes of calculating (iii) we used the COBRA premium amounts.

(2)
The employment agreement for Mr. Lindberg provides that if his employment is terminated by reason of his death or disability, he will be entitled to a lump sum amount equal to his target annual bonus for the year in which the termination occurs, prorated based on the ratio of the number of days during such year that the executive was employed to 365.

(3)
The form of Time-Based Restricted Stock Unit Notice and Agreement under our 2019 Incentive Plan provides, among other terms, full acceleration of the award if the participant undergoes a termination without Cause following a Change in Control. Additionally, the form of Performance Stock Unit Grant Notice and Agreement under our 2019 Incentive Plan provides, among other terms, (i) in the event a participant undergoes a termination as a result of participant’s death or disability prior to a Change in Control, then a prorated portion of the PSU shall vest, with such proration based on the number of days elapsed from the commencement of the performance period through the date of such termination; and (ii) in the event a participation undergoes a termination after a Change in Control either without cause, for good reason or due to participant’s death or disability, then the PSUs shall vest in full at target performance as of the date of such termination.

(4)
On June 19, 2019, the Company granted each of Messrs. Lindberg, Bracher and Sheedy and Ms. Burke a time-vesting option to purchase shares of our common stock, respectively, at an exercise price of $22.00. As of January 2, 2021, all shares subject to the option held by each of the executives are unvested. If the executive undergoes a termination of employment without cause following a change in control, the option will become fully vested and exercisable. The amounts above represent the value associated with the accelerated vesting of the unvested shares subject to each option held by the executive upon a change in control, which is the product of (i) the difference between (A) the closing price of our common stock as of December 31, 2020, the last trading day of Fiscal Year 2020 ($39.25) and (B) the exercise price ($22.00); and (ii) the number of unvested shares subject to the option as of January 2, 2021.

(5)
In connection with the executive Severance Plan described above each of our NEOs (other than Mr. Lindberg) is entitled to the following benefits if he or she is terminated without cause, or by the participant for good reason not in connection with a Change in Control: (i) 1.0 times the sum of the participant’s annual base salary and target bonus, payable in accordance with our regular payroll practices over 12 months; and (ii) subject to participant’s timely election under COBRA, payment, or reimbursement for, the difference between the COBRA premium and the premium paid by active Company employees for the same coverage for 12 months.

(6)
On March 17, 2017 and December 26, 2018 Ms. Burke was granted time-based stock options under our predecessor 2014 Stock Plan at an exercise price of $8.57 and $11.64, respectively. Those stock options provide that if a Change in Control occurs during the Optionee’s Employment, the Option will, to the extent not vested, become fully vested and exercisable immediately prior to the effective time of such Change in Control.

CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS
Stockholders Agreement
On October 7, 2014, we entered into a stockholders agreement with an affiliate of H&F (referred to as the “H&F Investor”), certain executive officers and their family trusts, including Messrs. Lindberg, Read, Bracher and Wilson, and certain of our directors and their family trusts, including Messrs. Herman, Mathews and York. We amended and restated this stockholders agreement on June 19, 2019 in connection with our initial public offering.
The Amended and Restated Stockholders Agreement provides, among other terms, that the Executive Stockholders (as defined in the Amended and Restated Stockholders Agreement) and the Read Trust Rollover Stockholders (as defined in the Amended and Restated Stockholders Agreement), trusts controlled by Mr. Lindberg, Mr. Read or members of their immediate family, acting together by majority vote, have the right to nominate one person (such person, the “Stockholder Nominee”) to our board of directors for so long as such stockholders collectively own at least 5% of our outstanding shares of common stock. The Amended and Restated Stockholders Agreement also provides that our Chief Executive Officer will be nominated to our board of directors. The Stockholder Nominee, Mr. Read, is currently a Class II director and the Chief Executive Officer, Mr. Lindberg, is currently a Class III director. The Amended and Restated Stockholders Agreement also gave the H&F Investor the right to nominate a certain number of persons to our board of directors for so long it maintained certain levels of ownership of our common stock. In May 2020, the H&F Investor ceased to own any shares of our common stock and all such nomination rights lapsed.
Pursuant to the Amended and Restated Stockholders Agreement, we will include the Stockholder Nominee and the Chief Executive Officer nominee on the slate that is included in our proxy statement relating to the election of directors of the class to which such persons belong and provide the highest level of support for the election of each such person as we provide to any other individual standing for election as a director. In addition, each stockholder party to the Amended and Restated Stockholders Agreement agrees to vote in favor of the Company slate that is included in our proxy statement. For so long as the H&F Investor held shares of our common stock, it was subject to similar obligations and their nominees were entitled to similar support.
In the event that the Stockholder Nominee ceases to serve as a director for any reason (other than the failure of our stockholders to elect such individual as a director), the persons entitled to designate such nominee director under the Amended and Restated Stockholders Agreement are entitled to appoint another nominee to fill the resulting vacancy.
The Amended and Restated Stockholders Agreement contains provisions that entitle the H&F Investor, the Executive Stockholders and the Read Trust Rollover Stockholders to certain rights to have their securities registered by us under the Securities Act of 1933, as amended (the “Securities Act”). The H&F Investor was entitled to an unlimited number of “demand” registrations and the Executive Stockholders and Read Trust Rollover Stockholders collectively are entitled to three “demand” registrations, subject in each case to certain limitations. Every stockholder party to the amended and restated stockholders agreement is also entitled to customary “piggyback” registration rights. In addition, the Amended and Restated Stockholders Agreement provides that we will pay certain expenses of the stockholder parties relating to such registrations and indemnify them against certain liabilities which may arise under the Securities Act. During the Fiscal Year 2020 we incurred approximately $2.1 million in expenses associated with registered securities offerings conducted by persons with registration rights under the Amended and Restated Stockholders Agreement. We have not incurred any such expenses in Fiscal Year 2021 through the date hereof.
Company Use of Private Aircraft
In April 2020, we entered into an aircraft dry lease agreement with an entity controlled by Mr. Lindberg to lease a Pilatus PC-12 airplane. We believe that this will allow us better access to visit our stores, many of which are in remote areas or are not easily accessible by car or regular commercial airplane service, and to visit prospective real estate sites. The lease will give us the ability to use the aircraft in the course of our operations on an as-needed, non-exclusive basis. The lease provides that we will pay an hourly lease rate and we will bear all direct operating costs associated with our use of the aircraft, and the lessor will bear all fixed costs (e.g. maintenance, hangar, insurance). Mr. Lindberg, to the extent that he operates the aircraft for his personal use, will bear all costs associated with his operation of the aircraft. We believe that the terms of the aircraft dry lease agreement are on terms no less favorable than could be obtained from an unrelated third party and we believe that the foregoing arrangement, including related direct operating costs, insurance and crew costs, will reduce the average hourly cost to the company for use of private aircraft, which previously had been primarily conducted through charter arrangements. Since the beginning of Fiscal Year 2020 through April 12, 2021 we have paid $35,075 in expenses to Mr. Lindberg’s entity in connection with this lease.
Indemnification of Directors and Officers
We have entered into an indemnification agreement with each of our directors and executive officers. The indemnification agreements, together with our amended and restated bylaws, provide that we will jointly and severally indemnify each indemnitee to the fullest extent permitted by the Delaware general corporation law from and against all loss and liability suffered and expenses, judgments, fines and amounts paid in settlement actually and reasonably incurred by or on behalf of the indemnitee in connection with any threatened, pending, or completed action, suit or proceeding. Additionally, we agree to advance to the indemnitee all out-of-pocket costs of any type or nature whatsoever incurred in connection therewith.
Lease Arrangements
As of April 12, 2021, we leased fifteen store properties and one distribution center from entities in which Messrs. Lindberg and Read, or their respective families, had a direct or indirect material interest. These entities received aggregate annual lease payments in Fiscal Year 2020 of approximately $6.0 million and of approximately $1.5 million in the 13 weeks ended April 3, 2021. The leases for seven of these stores expire in August 2024. The leases on the nine remaining properties expire on various dates between January 2022 and December 2032.
Related Persons Transaction Policy
We have a written policy on transactions with related persons, which we refer to as our “related person policy.” Our related person policy requires that all “related persons” (as defined in paragraph (a) of Item 404 of Regulation S-K) must promptly disclose to our general counsel any “related person transaction” (defined as any transaction that is anticipated would be reportable by us under Item 404(a) of Regulation S-K in which we were or are to be a participant and the amount involved exceeds $120,000 and in which any related person had or will have a direct or indirect material interest) and all material facts with respect thereto. Our general counsel will communicate that information to our board of directors or to a duly authorized committee thereof. Our related person policy provides that no related person transaction entered into following the completion of our initial public offering will be executed without the approval or ratification of our board of directors or a duly authorized committee thereof. It is our policy that any directors interested in a related person transaction must recuse themselves from any vote on a related person transaction in which they have an interest.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT
The following table sets forth information about the beneficial ownership of the common stock of Grocery Outlet Holding Corp. as of April 12, 2021 for:
•	each person known by us to own beneficially 5% or more of our outstanding shares of common stock;
•	each Named Executive Officer;
•	each of our directors and nominees for director; and
•	all of our executive officers and directors as a group.
We have determined beneficial ownership in accordance with the rules of the SEC. Except as indicated by the footnotes below, and subject to applicable community property laws, we believe, based on the information furnished to us, that the persons and entities named in the table below have sole voting and dispositive power with respect to all common stock that they beneficially own.
Common stock subject to stock options that are currently exercisable or exercisable within 60 days of April 12, 2021 and RSUs that vest within 60 days of April 12, 2021 are deemed to be outstanding and to be beneficially owned by the person holding the equity award for the purpose of computing the percentage ownership of that person but are not treated as outstanding for the purpose of computing the percentage ownership of any other person.
The percentages of beneficial ownership set forth below are based on 95,551,903 shares of our common stock outstanding as of April 12, 2021.
Except as otherwise indicated in the footnotes below, the address of each beneficial owner is c/o Grocery Outlet Holding Corp., 5650 Hollis Street, Emeryville, California 94608.
Name of Beneficial Owner	Shares Beneficially Owned	Percentage Beneficially Owned
5% Stockholders:
Jackson Square Partners, LLC(1)	9,527,609	10.0%
Sands Capital Management, LLC(2)	8,875,219	9.3%
The Vanguard Group(3)	7,277,300	7.6%
BlackRock, Inc.(4)	7,056,652	7.4%
Kayne Anderson Rudnick Investment Management LLC(5)	5,885,728	6.2%
Named Executive Officers and Directors:
Eric J. Lindberg, Jr.(6)	5,098,439	5.2%
Charles C. Bracher(7)	310,726	*
Robert Joseph Sheedy, Jr.(8)	202,640	*
Pamela B. Burke.(9)	136,186	*
Heather L. Mayo	1,961	*
Erik D. Ragatz(10)	209,096	*
S. MacGregor Read, Jr.(11)	4,819,837	5.0%
Kenneth W. Alterman(12)	62,827	*
John E. Bachman	3,061	*
Mary Kay Haben	3,061	*
Thomas F. Herman(13)	78,917	*
Carey F. Jaros	—	*
Norman S. Matthews(14)	147,696	*
Maria Fernanda Mejía	—	*
Gail Moody-Byrd	—	*
Jeffrey York	132,823	*
All directors and executive officers as a group (20 persons)(15)	11,650,899	11.8%
*	Indicates beneficial ownership of less than 1%.
(1)
Based upon statements contained in a Schedule 13G/A filed by Jackson Square Partners, LLC on February 9, 2021. According to the Schedule 13G/A, Jackson Square Partners, LLC has sole voting power over 7,551,889 of the reported shares, shared voting power over 621,204 of the reported shares and sole dispositive power over all reported shares. The address of Jackson Square Partners, LLC is One Letterman Drive, Building A, Suite A3-200, San Francisco, California 94129. Ownership percentage assumes the stockholder continued to own the number of shares reflected in the table above on April 12, 2021.

(2)
Based upon statements contained in a Schedule 13G filed by Sands Capital Management, LLC on February 16, 2021. Shares reported are beneficially owned by clients of Sands Capital Management, LLC. According to the Schedule 13G, Sands Capital Management, LLC has sole voting power over 6,310,332 of the reported shares, shared voting power over none of the reported shares and sole dispositive power over all of the reported shares. The address of Sands Capital Management, LLC is 1000 Wilson Blvd., Suite 3000, Arlington, Virginia 22209. Ownership percentage assumes the stockholder continued to own the number of shares reflected in the table above on April 12, 2021.

(3)
Based upon statements in a Schedule 13G filed by The Vanguard Group on February 10, 2021. The Vanguard Group may be deemed to beneficially own the reported shares and has filed the Schedule 13G as the parent holding company or control person on behalf of its subsidiaries Vanguard Asset Management, Limited, Vanguard Fiduciary Trust Company, Vanguard Global Advisors, LLC, Vanguard Group (Ireland) Limited, Vanguard Investments Australia Ltd, Vanguard Investments Canada Inc., Vanguard Investments Hong Kong Limited and Vanguard Investments UK, Limited. According to the Schedule 13G, The Vanguard Group has sole voting power over none of the reported shares, shared voting power over 52,753 of the reported shares, sole dispositive power over 7,163,367 of the reported shares and shared dispositive power over 113,933 of the reported shares. The address of The Vanguard Group is 100 Vanguard Blvd., Malvern, Pennsylvania 19355. Ownership percentage assumes the stockholder continued to own the number of shares reflected in the table above on April 12, 2021.

(4)
Based upon statements in a Schedule 13G filed by BlackRock, Inc. on February 2, 2021. BlackRock, Inc. may be deemed to beneficially own the reported shares and has filed the Schedule 13G as the parent holding company or control person on behalf of its subsidiaries BlackRock Life Limited, BlackRock Advisors, LLC, BlackRock (Netherlands) B.V., BlackRock Institutional Trust Company, National Association, BlackRock Asset Management Ireland Limited, BlackRock Financial Management, Inc., BlackRock Asset Management Schweiz AG, BlackRock Investment Management, LLC, BlackRock Investment Management (UK) Limited, BlackRock Asset Management Canada Limited, BlackRock (Luxembourg) S.A., BlackRock Investment Management (Australia) Limited, BlackRock Advisors (UK) Limited, BlackRock Fund Advisors and BlackRock Fund Managers Ltd. According to the Schedule 13G, BlackRock, Inc. has sole voting power over 6,828,420 of the reported shares, shared voting power over none of the reported shares, sole dispositive power over 7,056,652 of the reported shares and shared dispositive power over none of the reported shares. The address of BlackRock, Inc. is 55 East 52nd Street, New York, New York 10055. Ownership percentage assumes the stockholder continued to own the number of shares reflected in the table above on April 12, 2021.

(5)
Based upon statements in a Schedule 13G/A filed jointly by Kayne Anderson Rudnick Investment Management LLC and Virtus Investment Advisers, Inc. on February 16, 2021. Kayne Anderson Rudnick Investment Management, LLC has sole power to vote or to direct the vote of 1,067,846 of the reported shares, sole power to dispose or to direct the disposition of 1,067,846 of the reported shares, shared power to vote or direct the vote of 4,817,882 of the reported shares (shared with Virtus Investment Advisers, Inc.) and shared power to dispose or direct the disposition of 4,817,882 of the reported shares (shared with Virtus Investment Advisers, Inc.). The address of Kayne Anderson Rudnick Investment Management LLC is 1800 Avenue of the Stars, 2nd Floor, Los Angeles, California 90067. Ownership percentage assumes the stockholder continued to own the number of shares reflected in the table above on April 12, 2021.

(6)
Consists of 2,265,228s shares issuable upon the exercise of options exercisable within 60 days following April 12, 2021 directly held by Mr. Lindberg, 460 shares directly held by Mr. Lindberg’s wife and 460 shares directly held by Mr. Lindberg’s child, 2,126,670 shares directly held by the Lindberg Revocable Trust u/a/d 2/14/06 of which Mr. Lindberg is a Trustee, 701,500 shares directly held by the Lindberg Irrevocable Trust u/a/d 5/12/17 of which Mr. Lindberg is a Trustee.

(7)
Consists of 265,311 shares issuable upon the exercise of options exercisable within 60 days following April 12, 2021, 44,005 shares held directly by Mr. Bracher and 1,410 shares directly held by Mr. Bracher’s spouse. Not included in the table above are 1,200 shares held in a trust for Mr. Bracher’s children over which Mr. Bracher has no voting or investment power.

(8)	Consists of 177,059 shares issuable upon the exercise of options exercisable within 60 days following April 12, 2021 and 25,581 shares held directly by Mr. Sheedy.
(9)	Consists of 134,374 shares issuable upon the exercise of options exercisable within 60 days following April 12, 2021 and 1,812 shares held directly by Ms. Burke.
(10)	Consists of shares of held by a limited partnership controlled by Mr. Ragatz.
(11)
Consists of (i) 200,000 shares issuable upon the exercise of options exercisable within 60 days following April 12, 2021 directly held by Mr. Read, (ii) 1,175 shares held as fully vested deferred stock units under our Director Deferral Program directly held by Mr. Read, (iii) 2,307,975 shares directly held by The Nordlingen Trust dated 1/23/2012, as amended and restated, 9/17/2014 of which Mr. Read is a Trustee and (iv) 2,307,975 shares directly held by The Redmond Trust dated 10/19/2003, as amended and restated, 9/17/2014 of which Mr. Read is a Trustee.

(12)	Includes 39,592 shares directly held by the Alterman Revocable Trust, of which Mr. Alterman is a Trustee.
(13)	Includes 68,805 shares directly held by the Thomas F. Herman Separate Property Trust, of which Mr. Herman is a Trustee.
(14)	Includes 612 shared held as fully vested deferred stock units under our Director Deferral Program.
(15)
Consists of (i) 3,242,319 shares issuable upon the exercise of options exercisable within 60 days following April 12, 2021; (ii) 1,787 shares held as fully vested deferred stock units under our Director Deferral Program; and (iii) 8,406,793 shares held by our current executive officers and directors.

EQUITY COMPENSATION PLAN INFORMATION
The following table summarizes information about our equity compensation plans as of January 2, 2021. All outstanding awards relate to our common stock.
Plan Category	Number of securities to be Issued Upon Exercise of Outstanding Equity Awards (a)	Weighted-Average Exercise Price of Outstanding Equity Awards (b)	Number of securities Remaining Available for Future Issuance Under Equity Compensation Plans (Excluding Securities Reflected in Column (a)) (c)
Equity Compensation Plans Approved by Stockholders(1)	7,075,476(2)	$9.46(3)	3,076,015(4)
Equity Compensation Plans Not Approved by Stockholders	—	—	—
Total	7,075,476	$9.46	3,076,015
(1)
Consists of options and restricted stock unit awards issued under our 2019 Incentive Plan and our 2014 Stock Plan. Our 2014 Stock Plan terminated in June 2019 in connection with the adoption of the 2019 Incentive Plan. We cannot issue any further awards under the 2014 Stock Plan.

(2)
Includes (i) 3,864,772 shares issuable in connection with time-based options, (ii) 2,325,580 shares issuable in connection with performance-based options, (iii) 341,842 shares issuable in connection with unvested restricted stock units, and (iv) 543,282 shares issuable in connection with PSUs (assuming maximum performance level).

(3)	Represents weighted average exercise price of outstanding options. Excludes restricted stock units, which have no exercise price.
(4)
Represents all shares available for future issuance under the 2019 Incentive Plan as of January 2, 2021. On the first day of each fiscal year beginning in Fiscal Year 2020 and ending in fiscal 2029, the 2019 Incentive Plan provides for an annual automatic increase of the shares reserved for issuance in an amount equal to the positive difference between (i) 4% of the outstanding common stock on the last day of the immediately preceding fiscal year and (ii) the plan share reserve on the last day of the immediately preceding fiscal year, or a lesser number as determined by our board of directors. Pursuant to this provision, on January 3, 2021, 718,158 new shares became available for issuance under the 2019 Incentive Plan.

CEO PAY RATIO
As required by Section 953(b) of the Dodd-Frank Wall Street Reform and Consumer Protection Act, and Item 402(u) of Regulation S-K, we are providing the following information regarding the ratio of the annual total compensation of our median employee to the annual total compensation of Eric J. Lindberg, Jr., our Chief Executive Officer (our “CEO”). We consider the pay ratio specified below to be a reasonable estimate, calculated in a manner that is intended to be consistent with the requirements Item 402(u) of Regulation S-K.
For Fiscal Year 2020:
1.	the annual total compensation of the employee who represents our median compensated employee (other than our CEO) was $54,870; and
2.	the annual total compensation of our CEO, as reported in the Summary Compensation Table above, was $5,452,022.
Based on this information, for Fiscal Year 2020, the annual total compensation of our CEO was approximately 99.4 times the median of the annual total compensation of all of our employees (other than the CEO).
This pay ratio is a reasonable estimate calculated in a manner consistent with SEC rules. Because the SEC rules for identifying the median compensated employee and calculating the pay ratio based on that employee’s annual total compensation allow companies to adopt a variety of methodologies, to apply certain exclusions, and to make reasonable estimates and assumptions that reflect their compensation practices, the pay ratio reported by other companies—including companies in our peer group—may not be comparable to the pay ratio reported above. Other companies may have different employment & compensation practices, different geographic breadth, perform different types of work, and may utilize different methodologies, exclusions, estimates and assumptions in calculating their own pay ratios. This information is being provided for compliance purposes. Neither the Compensation Committee nor management of the company used the pay ratio measure in making compensation decisions.

Determining the Median Employee
Employee Population
The Company used our employee population data as of December 1, 2020 as the reference date for identifying our median employee. As of such date, our employee population consisted of approximately 960 individuals, approximately 70% of which were hourly employees, and all of whom were located in the United States. For purposes of the pay ratio calculation our employee population consists of all full- and part-time employees at all locations (other than our CEO), including all temporary employees employed as of the measurement date.
Methodology for Determining Our Median Employee
To identify the median employee from our employee population, we used Box 1 Form W-2 earnings for 2020 as reflected in our U.S. and local payroll records plus the value of all benefits and employee discounts provided to all employees on a non-discriminatory basis. In identifying the median employee, we did not make any cost-of-living adjustments.
Compensation Measure and Annual Total Compensation of Median Employee
With respect to the annual total compensation of the median employee, we calculated such employee’s compensation for 2020 in accordance with the requirements of Item 402(c)(2)(x) of Regulation S-K, plus, pursuant to SEC rules and to maintain consistency with the calculation of compensation for our CEO, we have elected to voluntarily include the value of benefits provided to our median employee under non-discriminatory benefit plans available to all employees during 2020, which includes, for this purpose, medical benefit premiums paid by the Company, educational reimbursement benefits and the value of employee discounts provided to the median employee during 2020. The value of these non-discriminatory benefits provided to our CEO (if applicable to him) during 2020 are also included in the annual total compensation of our CEO, as applicable, reported in our 2020 Summary Compensation Table above.
Annual Total Compensation of CEO
With respect to the annual total compensation of our CEO, we used the amount reported in the “Total” column of our 2020 Summary Compensation Table included in this Proxy Statement, which includes the value of benefits provided to our CEO under non-discriminatory benefit plans available to all employees during 2020.
DELINQUENT SECTION 16(A) REPORTS
Section 16(a) of the Exchange Act requires the Company’s officers and directors and persons who own more than 10% of a registered class of the Company’s equity securities to file reports of ownership and changes in ownership with the SEC. Such officers, directors and stockholders are required by SEC regulations to furnish the Company with copies of all such reports that they file. Based solely on a review of copies of reports filed with the SEC and of written representations by officers and directors, the Company believes that during Fiscal Year 2020, all officers and directors subject to the reporting requirements of Section 16(a) filed the required reports on a timely basis, except that (i) Mr. Herman filed a late Form 4 on November 30, 2020 to report a sale on November 16, 2020; and (ii) Mr. Lindberg filed a late Form 4 on December 21, 2020 to report a stock option exercise and subsequent sale on December 16, 2020.

PROPOSAL 1
ELECTION OF DIRECTORS
At our Annual Meeting, stockholders will elect three Class II directors to hold office until our 2024 annual meeting of stockholders. Nominees were recommended and approved for nomination by our Nominating and Corporate Governance Committee. The directors shall serve until their successors have been duly elected and qualified or until any such director’s earlier resignation or removal. Proxies cannot be voted for a greater number of persons than the number of nominees named. If you sign and return the accompanying proxy, your shares will be voted “FOR” the election of the four nominees recommended by our board of directors, unless you mark the proxy in such a manner as to vote “WITHHOLD” with respect to one or more nominees. If any nominee for any reason is unable to serve or will not serve, the proxies may be voted for such substitute nominee as the proxy holder may determine. We are not aware of any nominee who will be unable to or will not serve as a director.
The following directors are being nominated for election to our board of directors: Mary Kay Haben, Gail Moody-Byrd, S. MacGregor Read, Jr., and Jeffrey York. Please see the discussion under “Board of Directors” in this Proxy Statement for information concerning each of our nominees for director.
Required Vote
Our bylaws provide for a plurality voting standard for the election of directors. Under this voting standard, once a quorum has been established, the nominees who receive the largest number of votes are elected as directors up to the maximum number of directors to be elected at the meeting. This means that the four nominees receiving the highest number of votes at the Annual Meeting will be elected, even if these votes do not constitute a majority of the votes cast. Only votes cast “FOR” a nominee will be counted in the election of directors. Votes that are “WITHHELD” with respect to one or more nominees will result in those nominees receiving fewer votes but will not count as a vote against the nominees.
The board of directors recommends a vote “FOR” the election of each of the nominated directors.

PROPOSAL 2
RATIFICATION OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
The Audit and Risk Committee has appointed Deloitte & Touche LLP to serve as our independent registered public accounting firm for the fiscal year ending January 1, 2022. The Company is not required by its bylaws or applicable law to submit the appointment of Deloitte & Touche LLP for stockholder approval. However, as a matter of good corporate governance, the board of directors has determined to submit the Audit and Risk Committee’s appointment of Deloitte & Touche LLP as our independent registered public accounting firm to stockholders for ratification. If stockholders do not ratify the appointment of Deloitte & Touche LLP, the Audit and Risk Committee may consider the appointment of another independent registered public accounting firm. In addition, even if stockholders ratify the Audit and Risk Committee’s selection, the Audit and Risk Committee, in its discretion, may appoint a different independent registered public accounting firm if it believes that such a change would be in the best interests of the Company and our stockholders.
Required Vote
The affirmative vote of a majority of votes cast is required to ratify the appointment of Deloitte & Touche LLP as our independent registered public accounting firm for the fiscal year ending January 1, 2022.
The board of directors recommends that you vote “FOR” ratification of the appointment of Deloitte & Touche LLP as the Company’s independent registered public accounting firm for the fiscal year ending January 1, 2022.
A representative of Deloitte & Touche LLP is expected to attend the Annual Meeting. The representative will have the opportunity to make a statement if he or she desires to do so, and is expected to be available to answer appropriate questions from stockholders.
Fee Information
The following table sets forth fees in connection with services rendered by Deloitte & Touche LLP, the Company’s independent registered public accounting firm, for Fiscal Year 2020 and Fiscal Year 2019.
	Fiscal Year 2020	Fiscal Year 2019
Audit Fees	$2,402,790	$3,237,693
Audit-Related Fees	$—	$90,000
Tax Fees	$290,875	$214,693
All Other Fees	$1,895	$3,790
Total Fees	$2,695,560	$3,546,176
Audit Fees
Audit fees include fees for professional services rendered in connection with the annual audit of the Company’s financial statements and the review of the Company’s interim financial statements included in quarterly reports, as well as fees for services that generally only the independent registered public accounting firm can be reasonably expected to provide, including comfort letters, consents, and review of registration statements filed with the SEC.
Audit-Related Fees
Audit-related fees in 2019 include fees for professional services rendered in connection with planning for Fiscal Year 2020 SOX compliance.
Tax Fees
Tax fees include fees for professional services rendered for tax compliance and tax consultation.
All Other Fees
All other fees include fees for a technical research tool subscription service.

Audit Committee Pre-Approval Policies and Procedures
Under our Audit and Risk Committee’s charter, the Audit and Risk Committee must pre-approve all audit and other permissible non-audit services proposed to be performed by the Company’s independent registered public accounting firm. The Committee may delegate authority to one or more independent members to grant pre-approvals of audit and permitted non-audit services; provided that any such preapprovals shall be presented to the full Committee at its next scheduled meeting. The following shall be “prohibited non-audit services”: (i) bookkeeping or other services related to the accounting records or financial statements of the Company; (ii) financial information systems design and implementation; (iii) appraisal or valuation services, providing fairness opinions or preparing contribution-in-kind reports; (iv) actuarial services; (v) internal audit outsourcing services; (vi) management functions or human resources; (vii) broker or dealer, investment adviser or investment banking services; (viii) legal services and expert services unrelated to the audit; and (ix) any other service that the PCAOB prohibits through regulation. Notwithstanding the foregoing, pre-approval is not necessary for minor non-audit services if: (i) the aggregate amount of all such non-audit services provided to the Company constitutes not more than five percent of the total amount of revenues paid by the Company to its registered public accounting firm during the fiscal year in which the non-audit services are provided; (ii) such services were not recognized by the Company at the time of the engagement to be non-audit services; and (iii) such services are promptly brought to the attention of the Committee and approved prior to the completion of the audit by the Committee or by one or more members of the Committee who are members of the board of directors to whom authority to grant such approvals has been delegated by the Committee.
All of the services provided by Deloitte & Touche described above were approved by our Audit and Risk Committee. The Audit and Risk Committee approved a pre-approval policy for services provided by the independent registered public accounting firm. Under the policy, our Audit and Risk Committee has pre-approved the provision by the independent registered public accounting firm of certain services that fall within specified categories. Any services exceeding pre-approved cost levels or budgeted amounts, or any services that fall outside of the general pre-approved categories, require specific pre-approval by the Audit and Risk Committee.

PROPOSAL 3
ADVISORY (NON-BINDING) VOTE TO APPROVE
THE COMPANY’S NAMED EXECUTIVE OFFICER COMPENSATION
The Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010 (the “Dodd-Frank Act”) enables our stockholders to vote to approve, on an advisory (non-binding) basis, the compensation of our Named Executive Officers as disclosed in this Proxy Statement in accordance with the SEC’s rules.
As described in detail under the heading “Compensation Discussion and Analysis,” our executive compensation programs are designed to attract, develop, motivate, and retain our Named Executive Officers, who are critical to our success. Under these programs, our Named Executive Officers are rewarded for the achievement of specific annual, long-term and strategic goals, corporate goals, and the realization of increased stockholder value. Please read the “Compensation Discussion and Analysis” for additional details about our executive compensation programs, including information about the Fiscal Year 2020 compensation of our Named Executive Officers.
We are asking our stockholders to indicate their support for our Named Executive Officers’ compensation as described in this Proxy Statement. This proposal, commonly known as a “say-on-pay” proposal, gives our stockholders the opportunity to express their views on our Named Executive Officers’ compensation. This vote is not intended to address any specific item of compensation, but rather the overall compensation of our Named Executive Officers and the philosophy, policies and practices described in this Proxy Statement.
In accordance with the requirements of Section 14A of the Exchange Act (which was added by the Dodd-Frank Act) and the related rules of the SEC, our board of directors requests your advisory vote on the following resolution at the Annual Meeting:
RESOLVED, that the compensation paid to the Named Executive Officers, as disclosed in this Proxy Statement pursuant to the SEC’s executive compensation disclosure rules (which disclosure includes the Compensation Discussion and Analysis, the compensation tables and the narrative discussion that accompanies the compensation tables), is hereby approved.
This “say-on-pay” vote is advisory, and therefore not binding on the Company, the Compensation Committee or our board of directors. Our board of directors and our Compensation Committee value the opinions of our stockholders and to the extent there is any significant vote against the Named Executive Officer compensation as disclosed in this Proxy Statement, we will consider our stockholders’ concerns and the Compensation Committee will evaluate whether any actions are necessary to address those concerns.
The board of directors recommends a vote “FOR” the approval of the compensation of the Named Executive Officers as disclosed in this Proxy Statement pursuant to Item 402 of Regulation S-K under the Securities Exchange Act of 1934, including the Compensation Discussion and Analysis, the compensation tables and narrative discussion that accompanies the compensation tables.

OTHER MATTERS
Our board of directors does not presently intend to bring any other business before the meeting, and, so far as is known to our board of directors, no matters are to be brought before the meeting except as specified in the Notice of Annual Meeting. As to any business that may properly come before the meeting, however, it is intended that proxies, in the form enclosed, will be voted in respect thereof in accordance with the judgment of the persons voting such proxies.
ANNUAL REPORT TO STOCKHOLDERS
Our 2020 Annual Report has been posted, and is available without charge, on our corporate website at https://investors.groceryoutlet.com/financial-information/sec-filings in the Company / Investor Relations / Financial Information section. For stockholders receiving a Notice of Internet Availability, such Notice will contain instructions on how to request a printed copy of our 2020 Annual Report. For stockholders receiving a printed copy of this Proxy Statement, a copy of our 2020 Annual Report has also been provided to you (including the financial statements and the financial statement schedules but excluding the exhibits thereto). In addition, we will provide, without charge, a copy of our 2020 Annual Report (including the financial statements and the financial statement schedules but excluding the exhibits thereto) to any stockholder of record or beneficial owner of our common stock. Requests can be made by writing to Corporate Secretary, c/o Grocery Outlet Holding Corp., 5650 Hollis Street, Emeryville, CA 94608.
INCORPORATION BY REFERENCE
No information contained on or available through any website referenced in this Proxy Statement, our corporate website or any other website that we may maintain shall be deemed included or incorporated by reference into this Proxy Statement.
DELIVERY OF DOCUMENTS TO STOCKHOLDERS SHARING AN ADDRESS
We have adopted a procedure, approved by the SEC, called “householding.” Under this procedure, stockholders of record who have the same address and last name and did not receive a Notice of Internet Availability or otherwise receive their proxy materials electronically will receive only one copy of this Proxy Statement and the 2020 Annual Report, unless we are notified that one or more of these stockholders wishes to continue receiving individual copies. This procedure will reduce our printing costs and postage fees.
If you are eligible for householding, but you and other stockholders of record with whom you share an address currently receive multiple copies of this Proxy Statement and the 2020 Annual Report, or if you hold our stock in more than one account, and in either case you wish to receive only a single copy of each of these documents for your household, please contact our Corporate Secretary by mail, c/o Grocery Outlet Holding Corp., 5650 Hollis Street, Emeryville, CA 94608 or by phone at (510) 704-2859. If you participate in householding and wish to receive a separate copy of this Proxy Statement and the 2020 Annual Report, or if you do not wish to continue to participate in householding and prefer to receive separate copies of these documents in the future, please contact our Corporate Secretary as indicated above.
If your shares are held in street name through a broker, bank or other intermediary, please contact your broker, bank or intermediary directly if you have questions, require additional copies of this Proxy Statement or the 2020 Annual Report or wish to receive a single copy of such materials in the future for all beneficial owners of shares of the Company’s common stock sharing an address.
TRANSFER AGENT INFORMATION
American Stock Transfer & Trust Company, LLC., or AST, is the transfer agent for our common stock. AST can be reached at American Stock Transfer & Trust Company, LLC 6201 15th Ave, New York NY 11219, Attention: Shareholder Services, (800) 937-5449. You should contact AST if you are a registered stockholder and have a question about your account or if you would like to report a change in your name or address.

VOTE BY INTERNET
Before The Meeting - Go to **www.proxyvote.com**

Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 p.m. Eastern Time the day before the meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

During The Meeting - Go to **www.virtualshareholdermeeting.com/GO2021**

You may attend the meeting via the Internet and vote during the meeting. Have the information that is printed in the box marked by the arrow available and follow the instructions.

VOTE BY PHONE - 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions up until 11:59 p.m. Eastern Time the day before the meeting date. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

D47972-P53921 KEEP THIS PORTION FOR YOUR RECORDS

DETACH AND RETURN THIS PORTION ONLY

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

GROCERY OUTLET HOLDING CORP.

The Board of Directors recommends you vote FOR the following:

To withhold authority to vote for any individual nominee(s), mark "For All Except" and write the number(s) of the nominee(s) on the line below.

____

Nominees:

01) Mary Kay Haben
02) Gail Moody-Byrd
03) S. MacGregor Read, Jr.
04) Jeffrey York

The Board of Directors recommends you vote FOR the following proposals:

NOTE: In their discretion, the proxies, and each of them acting alone, are authorized to vote on such other business as may properly come before the Annual Meeting or any adjournments or postponements thereof.

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

Signature [PLEASE SIGN WITHIN BOX] Date

Signature (Joint Owners) Date

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting:
The Notice and Proxy Statement and Annual Report are available at www.proxyvote.com.

D47973-P53921

GROCERY OUTLET HOLDING CORP.
Annual Meeting of Stockholders
June 7, 2021 11:00 AM Pacific Daylight Time

THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS

The undersigned hereby appoints Eric J. Lindberg, Jr. and Charles C. Bracher, or either of them, as proxies, each with the power to appoint his substitute, and hereby authorizes them to represent and to vote, as designated on the reverse side, all of the shares of Common Stock of Grocery Outlet Holding Corp. ("Grocery Outlet") that the undersigned would be entitled to vote at the Annual Meeting of Stockholders of Grocery Outlet to be held on June 7, 2021 at 11:00 AM Pacific Daylight Time at www.virtualshareholdermeeting.com/GO2021 and any adjournment or postponement thereof (the "Annual Meeting").

This proxy, when properly executed, will be voted in the manner directed herein. If no such direction is made, this proxy will be voted in accordance with the Board of Directors' recommendations.

In their discretion, the proxies are authorized to vote upon such other business as may properly come before the Annual Meeting or any adjournment or postponement thereof.

Continued and to be signed on reverse side